                                                                    Exhibit 10.7

                                 MASTER SERVICES
                                    AGREEMENT

                                     BETWEEN

                   CONVERGYS INFORMATION MANAGEMENT GROUP INC.

                                       AND

          TELECORP COMMUNICATIONS, INC. AND TRITEL COMMUNICATIONS, INC.

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                                TABLE OF CONTENTS

1.   DEFINITIONS...............................................................2
2.   SERVICES..................................................................8
3.   EXCLUSIVITY..............................................................10
4.   CHANGES..................................................................11
5.   ACCEPTANCE AND REJECTION.................................................12
6.   SCHEDULE AND DELAYS......................................................13
7.   SERVICE LEVELS...........................................................15
8.   PERSONNEL................................................................16
9.   MANAGEMENT...............................................................16
10.  USE OF SUBCONTRACTORS....................................................18
11.  SOFTWARE.................................................................19
12.  EQUIPMENT................................................................20
13.  RIGHT OF ACCESS; COOPERATION.............................................21
14.  DATA.....................................................................22
15.  DISASTER RECOVERY........................................................23
16.  SECURITY.................................................................23
17.  AUDIT....................................................................24
18.  FEES AND CHARGES.........................................................26
19.  INVOICING AND PAYMENT....................................................27
20.  CONTINUOUS IMPROVEMENT; BENCHMARKING.....................................28
21.  CLIENT RESPONSIBILITIES..................................................29
22.  CONFIDENTIALITY AND NONDISCLOSURE; PUBLICITY.............................29
23.  OWNERSHIP OF INTELLECTUAL PROPERTY.......................................30
24.  WARRANTIES...............................................................31
25.  INDEMNIFICATION AND DEFENSE..............................................32
26.  LIMITATION OF LIABILITY..................................................34
27.  INSURANCE................................................................34
28.  TERM AND TERMINATION.....................................................35
29.  DISPUTE RESOLUTION.......................................................38
30.  HIRING OF EMPLOYEES......................................................38
31.  GENERAL..................................................................39
EXHIBIT A:  CONFIDENTIALITY AGREEMENT.........................................44

Schedule 1    Statement of Work
Schedule 2    Implementation and Customization Work Order
Schedule 3    Conversion Work Order
Schedule 4    Charges
Schedule 5    Change Control Process
Schedule 6    Atlys Product Release Process
Schedule 7    Scope Change and Issue Management
Schedule 8    Service Level Agreement
Schedule 9    Key Convergys Personnel
Schedule 10   Source Code Escrow Agreement
Schedule 11   Third Party Software

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Schedule 12   Disaster Recovery Plan
Schedule 13   Benchmarking
Schedule 14   Termination Assistance

      This Master Services Agreement ("Agreement") is effective September 5, 2001, ("Effective Date") between Convergys Information Management Group Inc., an Ohio Corporation, with offices located at 600 Vine Street, Cincinnati, Ohio 45202 ("Convergys"), and TeleCorp Communications, Inc., and Tritel Communications, Inc., each a Delaware corporation having a place of business at 1010 North Glebe Road, Suite 800, Arlington, Virginia 22201 (collectively, "Client").

      WHEREAS, the parties acknowledge that Client has made a decision to outsource its billing functions, which are a critical part of its business; and

      WHEREAS, Convergys agrees to provide such billing services to Client in accordance with this Agreement;

      NOW, THEREFORE, In consideration of the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

Capitalized terms used throughout this Agreement shall have the meanings set forth below.

"Active Subscriber" means a Subscriber for whom, during a bill cycle, Convergys creates a bill, processes an account for collections purposes, and/or creates a billable transaction in accordance with Client's business requirements.

"Additional Services" means those services provided to Client by Convergys pursuant to one or more Work Orders other than the Initial Work Orders.

"Affiliate" means any other person or entity that directly or indirectly controls, is controlled by or is under common control with a party. For the purposes of this definition, "control" means ownership, directly or indirectly, of more than 50% of the voting stock of such entity, if a corporation, and ownership of more than 50% of the equity or beneficial interest in any other entity. The general partner of any entity that is a partnership will be deemed to control such entity. Without limiting the foregoing, Client Affiliates include the subsidiaries of TeleCorp Communications, Inc. and Tritel Communications, Inc. and any additional entities that Client may acquire during the Term.

"Agreement" or "MSA" means this agreement and all exhibits, schedules, Work Orders and documents incorporated herein or therein by reference.

"Atlys(R)" means the Convergys customer care and billing system, the functionality of which is described in Schedule 1 and the User Guides.

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"Atlys GUI Client Workstation Application" means the component of Atlys licensed to Client under Section 11.1 herein that allows Client to access the Services.

"Atlys(R) Reports" means those reports that Convergys is required to provide to Client as specified in Section 3.0 of Attachment 1 to Schedule 1.

"AWS" means AT&T Wireless Group.

"Bill Production Schedule" means the bill production schedule agreed upon by the parties in advance of each month in accordance with the Bill Production Process Guide as described in Schedule 1.

"Business Continuity Plan" is defined in Section 2.1.9 of Schedule 1.

"Business Days" means Monday through Friday, 8 a.m. to 5 p.m. ET, excluding Holidays.

"Change Control Process" means the procedures set forth in Schedule 5 and
Schedule 7 which are utilized to manage change and problem resolution under this Agreement, as applicable.

"Change in Control" means, with respect to any entity, (a) the consolidation or merger of such entity with or into any other entity, (b) sale, transfer or other disposition of all or substantially all of the assets of such entity, or (c) acquisition by any other entity of beneficial ownership of more than 50% of the outstanding voting securities or other ownership interests of such entity.

"Client" means TeleCorp Communications, Inc., Tritel Communications, Inc. and their Affiliates as they may exist from time to time.

"Client Data" means all data and information relating to Client, Client's business and operations and Client's subscribers. Client Data includes, without limitation, all information specific to Client's subscribers, such as subscriber names, addresses, phone numbers, mobile identification numbers, IP addresses, rates, rate plans, usage data and statistics, equipment records and customer notices.

"Commercial Launch Date" means the date on which Subscribers are first processed by Convergys in a production environment.

"Confidential Information" is defined in Section 22.1 herein.

"Confidentiality Agreement" means the Confidentiality Agreements effective as of March 13, 2001 and attached hereto as Exhibit A.

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"Convergys Program Manager" means the individual appointed by Convergys who has responsibility for the daily management of the provision of Services to Client under this Agreement.

"Conversion Services" means those services provided by Convergys under Schedule 3 to this Agreement.

"Core Development" means Convergys' development of features and functionality for Atlys that will be made available to Convergys' general customer base and that are not made pursuant to an Enhancement Request.

"Core Release" means a major or minor release of Atlys which provides for new functionality or extensions of existing functionality.

"Custom Development" means Convergys' development of features and functionality at the request of Client pursuant to an Enhancement Request.

"Cycle Cut Date" means the date beyond which no further usage is applied to the calculation of the bill for that cycle.

"Data Center" means the Convergys data centers located in Orlando, FL, and Cincinnati, OH, which will house all applications, networks and servers used to provide Services to Client as well as all Client Data and at which all data processing services will be performed for Client.

"Data Processing Services" means those services provided by Convergys in accordance with Section 2.1 of Schedule 1.

"Data Processing Charges" means the charges for Data Processing Services as set out in Schedule 4.

"Deliverables" means those products, Services and developments to be provided by Convergys pursuant to the Statement of Work and any Work Order.

"Documentation" means the process guides set forth in Section 4.1 of Schedule 1 as provided to Client and updated from time to time.

"ECI" is defined in Section 2.6 to this Agreement.

"EDGE" means enhanced data rates for GSM evolution.

"Effective Date" means the date first written in the introduction paragraph of this Agreement.

"Enhancement Requests" means Client requests to change system requirements or functionality.

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"Event" means a derived measure of wireless usage that normalizes the various wireless usage types (i.e., voice calls, data transfers, short message service) into a single unit based on size and complexity from a billing perspective.

"Executive Steering Committee" means the management committee referenced in
Section 9.1 herein.

"Force Majeure" is defined in Section 31.2 herein.

"GSM" means "Groupe Special Mobile" also known as Global System for Mobile Communications. GSM is a set of standards from the European Telecommunications Standards Institute specifying the infrastructure for a digital cellular service.

"GPRS" means general packet radio service, a 2.5G GSM technology that delivers high speed packet data services to mobile terminals.

"Holidays" means those holidays listed in Section 6.1 of Schedule 1.

"Implementation and Customization Services" means those services to be provided by Convergys in accordance with Schedule 2.

"Implementation, Customization and Conversion Fee" means the fee specified in
Schedule 4 for the Implementation, Customization and Conversion Services.

"Initial Work Orders" means the Work Orders comprising Schedule 2 and Schedule
3.

"Investigation Request" means a query about system functionality, documentation, feasibility or estimates that requires research and possible review of code but does not require changes to code.

"Joint Program Management Office" means the office formed by both Client and Convergys that must mutually agree to project affecting changes.

"Key Convergys Personnel" means those personnel with primary responsibility for providing the Services to Client and who fill the positions designated on
Schedule 9.

"Out of Scope Services" is defined in Section 2.4 herein.

"Outsourced Services" means those services provided by Convergys in accordance with the Statement of Work attached as Schedule 1.

"PCS" means personal communications services.

"Pre-existing Intellectual Property" is defined in Section 23.1 herein.

"Professional Services" means Services other than Data Processing Services provided to Client on a time and materials basis at the Professional Services Fee rate set out in Schedule 4.

"Professional Services Fee" means the fee for Professional Services which is billed in accordance with the rates set out in Schedule 4.

"Product Review Board" means the review board referenced in Section 2.3.2 of
Schedule 1 and in Schedule 6.

"Product Release Process" means the process described in Schedule 6 to this Agreement

"Project Management Team" means the team of Convergys personnel that will mange the Services for Client.

"Project Plan" means the plan jointly developed by the parties under a Work Order for performance of the services to be completed under such Work Order.

"Reports" means those management reports that Convergys is required to provide to Client as specified in Section 9.3 herein.

"Releases" is defined in Section 4.2 herein.

"Sales Taxes" is defined in Section 18.3.2 herein.

"Services" means the Outsourced Services, Professional Services and Additional Services provided by Convergys to Client pursuant to the terms of this Agreement.

"Service Level" means the performance service levels that Convergys is required to meet with respect to certain Services provided to Client as set forth in
Schedule 8.

"Service Level Agreement" or "SLA" means Schedule 8 to this Agreement which sets out the Service Levels and Service Level Credits.

"Service Level Credit" means the credit amount payable to Client if Convergys fails to meet the Service Level for any Service as set forth in Schedule 8.

"Software" means any software used to perform the Services under this Agreement.

"Solution Test Cases" means a description of the testing done by Convergys to determine whether the Deliverable will operate without error when implemented as part of the Services and the results of such testing.

"Source Code" means software in human-readable form.

"Source System" is defined in Section 3.1 of Schedule 3.

"Standard Interfaces" are defined in Attachment A to Schedule 2.

"Statement of Work" or "SOW" means the service description, including all functional and technical specifications for System Software, hardware and other products used to provide the Services, as set out in Schedule 1 as it may be amended from time to time by mutual agreement of the parties and supplemented by new Releases of the System Software or other agreed upon changes to the Services.

"Subscriber" means an individual user of the service(s) offered by Client. An individual, also known in Atlys(R) as a subscription, can have zero to n services tied to his/her subscription. For example, a subscriber could have both wireless voice services and a wireless data service as part of his/her subscription with Client.

"Subscriber Data Processing Charges" means the modified cliff per subscriber rates set forth in section 1.1 of Schedule 4.

"System Software" means (a) Convergys' proprietary Atlys(R) software (including those modules formerly known as Switch Manager and RPM) in use for Client pursuant to this Agreement, (b) any Releases of Atlys(R), and any new functionality related thereto which Client elects to implement, (c) all Third Party Software provided by Convergys, and (d) all other software used in or that is part of the system, which is owned or operated by Convergys to provide the Data Processing Services to Client pursuant to this Agreement.

"TDMA" means Time Division Multiple Access, a digital transmission scheme that multiplexes three signals over a single channel.

"Term" means the term of this Agreement, including any renewals, as set out in
Section 28.1 herein.

"Termination Assistance" means the assistance to be provided by Convergys upon expiration or termination of this Agreement in accordance with Schedule 14.

"Third Party Software" means any program, or component of a program, that is licensed to Client or Convergys by a third party and is necessary to provide the Services. As of the Effective Date, the Third Party Software and the party responsible for the licensing of such Third Party Software are listed on
Schedule 11.

"3G" means third generation technologies for wireless systems that provide high-speed wireless access to wideband multimedia services wherever spectrum and licenses are made available.

"UMTS" means Universal Mobile Telecommunications Systems.

"User Guides" means those guides provided by Convergys which explain how to complete a System Software procedure and which include field attributes, edit controls, user tasks and glossaries and which explain why a procedure would be performed and which include window flow diagrams.

"Wireless Local Number Portability" or "WLNP" means the ability of end users to retain their geographic or non-geographic wireless telephone number when they change their service provider, location or service.

"Work Order" means the Statement of Work and any other written statement of work signed by each party describing the Outsourced Services, Professional Services, Additional Services and any Deliverables to be provided by Convergys to Client.

2. SERVICES

2.1 Outsourced Services. Convergys shall provide to Client and its Affiliates the outsourced billing operations and related activities and functionality, including data processing and professional services, described in Schedule 1, "Statement of Work," (the "Outsourced Services") pursuant to the terms of this Agreement and such Schedule, including without limitation all new Releases of the System Software which Client elects to implement.

2.2 Additional Services.

2.2.1 Work Order. In addition to the Outsourced Services, Convergys agrees to perform from time to time at the request of Client, on such terms and conditions as are negotiated by the parties in good faith and consistent with the terms of this Agreement, certain professional services ("Additional Services") as specified in written statements of work (each a "Work Order"). Within ten (10) business days following Convergys' receipt of Client's request for Additional Services, unless otherwise agreed, Convergys agrees to provide Client with a quotation for the requested services in accordance with the rates set out in
Schedule 4, Charges. Upon agreement on the Additional Services, the parties will each execute the Work Order, which will be effective when signed by Convergys and Client. Each such Work Order will be numbered and titled, and will set forth the respective responsibilities of Convergys and Client. Work Orders will include, but will not be limited to, each of the following items whenever such item is applicable:

                  1.    the effective date and term of the Work Order;
                  2.    the incorporation of this Agreement by reference;
                  3. a description of the professional services and Deliverables to be provided;
                  4. specifications for Deliverables regarding functionality, configuration, compatibility and integration;
                  5.    delivery and implementation schedules;
                  6.    testing and acceptance criteria;

                  7.    operational and maintenance specifications;
                  8. required service levels, including technical and user support;
                  9.    a description of Client's responsibilities;
                  10.   any additional or special terms and conditions; and
                  11.   pricing.

2.2.2 Incorporation. Unless the parties otherwise expressly agree in writing, each Work Order will be deemed to incorporate by reference all of the terms and conditions of this Agreement, including any exhibits and schedules, as applicable. This Agreement will continue to apply to a Work Order pursuant to the terms of this Agreement until all obligations herein and thereunder are performed.

2.2.3 Initial Work Orders. Convergys shall provide those implementation, customization, conversion, integration and migration services as set forth in
Schedule 2, "Implementation and Customization Work Order," and Schedule 3, "Conversion Work Order," (collectively, the "Initial Work Orders"), each of which shall be deemed a Work Order hereunder.

2.3 Incidental Services. If any incidental services, functions or responsibilities not specifically described in this Agreement are reasonably necessary for the proper functioning of the System Software in accordance with the Documentation, but do not arise from Client's unique business requirements or Custom Developments, they shall be deemed to be included within the scope to be performed by Convergys for the charges specified in Schedule 4, "Charges," as if they were specifically described herein. The foregoing shall not be construed to require Convergys to provide any Professional Services which are not requested and agreed to be paid for as provided herein.

2.4 Out of Scope Services. Client may request that Convergys perform functions or provide Professional Services that are materially different from, and outside the scope of, the Services described in this Agreement ("Out of Scope Services"). At Client's option, it may elect to solicit and receive bids from third parties to perform such Out of Scope Services. If Client elects to utilize such third party services, Convergys shall reasonably cooperate with those third parties to enable the third party to perform the Out of Scope Services, subject to appropriate confidentiality provisions. The parties anticipate that Services provided under this Agreement will evolve and be supplemented, enhanced, or modified over time to keep pace with technological advancements and improvements in the methods of delivering Services. The parties acknowledge that such evolutionary changes will not be Out of Scope Services and shall be provided to Client at the agreed upon charges. Out of Scope Services explicitly do not include enhancements and new functionality required to be delivered under this Agreement under Section 4.2.

2.5 Compliance with Law and Regulations. Convergys shall perform the Services in accordance with all applicable laws and regulations governing the Services and Client's business. Any changes in the Services occasioned by changes in laws or regulations shall be subject to the procedures set out in Schedule 7. If such changes prevent Convergys from performing its obligations under this Agreement, subject to the procedures in Schedule 7, Convergys shall develop and, upon the applicable Client approval, implement a suitable workaround until such time as Convergys can perform its obligations under this Agreement without such workaround. [OMITTED*] Notwithstanding the foregoing, Convergys shall not be liable for any failure to notify Client of any changes in laws or regulations affecting Client's business as they may relate to the Services, nor shall Convergys be liable for any failure to implement any change not requested by Client. Without limiting any of the foregoing, Convergys shall ensure that the Services comply at all times with all laws and regulations regarding Wireless Local Number Portability ("WLNP").

2.6 ECI. Except as otherwise provided in a Work Order, effective as of September 1 of each year, Convergys shall have the right to increase the Professional Service Fee rate only, in accordance with this Section 2.6. The increase set out in this Section does not apply to any other fees or rates charged under this Agreement or set out in any Schedule.[OMITTED*]

3. EXCLUSIVITY

3.1 [OMITTED*]


















































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

3.2 [OMITTED*]

3.3 [OMITTED*]

4. CHANGES

4.1 Change Management Services. Any changes to the Services to be provided under this Agreement shall be performed in accordance with Schedule 5, "Change Control Procedures" and Schedule 7, "Scope and Issue Management." Changes to the Services include, without limitation, changes to the System Software.

4.2 [OMITTED*]




























































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

4.3 Problem Management Services. Convergys will manage all problems in the delivery of the Services in accordance with Schedule 7, "Scope Change and Issue Management." Problem management services will include at a minimum, the following activities:

         a)   problem definition
         b)   impact assessment
         c)   severity classification (1, 2, 3, or 4)
         d)   initial diagnosis
         e)   notifications (including third parties)
         f)   escalation
         g)   resolution
         h)   resolution timeframes
         i)   post problem review (root cause analysis and process improvement)
         j)   settlement and/or charges, if applicable.

4.4  [OMITTED*]


5. ACCEPTANCE AND REJECTION

5.1 Acceptance Period. All Deliverables specified in a Work Order will be subject to acceptance by Client before being utilized in a production environment. Unless otherwise specified in a Work Order, for each Deliverable, Client shall have a period of thirty (30) days to review and test the Deliverable in accordance with the acceptance test plans for such Deliverable.

5.2 Acceptance Test Plans/Criteria. Convergys will provide Client with Solution Test Cases for Deliverables upon request. Client shall provide Convergys with acceptance test plans for each Deliverable at least four (4) weeks prior to the start of the acceptance test and the parties shall mutually agree on the acceptance criteria for each Deliverable. The acceptance test plans and acceptance test criteria will be used to ensure that such Deliverables are free from material defects and function in all material respects in accordance with the applicable functional and technical specifications set out or referenced in the Work Order or applicable Documentation. All Deliverables shall have completed successfully Convergys' internal testing without material defect or



































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

failure prior to initial delivery to Client. Client shall be permitted to observe and monitor Convergys' solution testing at Convergys' site.

5.3 Rejection and Cure. In the event that Client, in its reasonable judgment, concludes (i) that a Deliverable fails to meet the applicable acceptance test criteria other than due to the fault of Client or any Client contractor, or (ii) where there are no acceptance test criteria, that there are one or more material deficiencies in a Deliverable other than due to the fault of Client or any Client contractor, Client shall promptly report to Convergys each such failure or deficiency in a reasonably detailed writing and Convergys shall track the problem and its resolution in accordance with Schedule 7, and Convergys shall use its best efforts to cure or remove the failures or deficiencies within ten
(10) business days from receipt of such notice, unless otherwise instructed by Client. The process set out in this Section 5.3 shall be repeated until the failures and deficiencies have been remedied as provided herein. Client's acceptance of a prior Deliverable shall not affect its ability to test and accept all elements of a subsequent Deliverable that incorporates, or interacts with, the prior Deliverable. This section shall not limit Client's termination rights as set out in this Agreement.

5.4 Final Acceptance. Final acceptance will be completed when Client signs an acceptance certificate. Notwithstanding anything to the contrary in this Section 5, the Services will be regarded as finally accepted and approved if the Deliverables are used in production and no uncorrected Severity 1 or Severity 2 problems exist within the first thirty (30) days of use in production.

6. SCHEDULE AND DELAYS

6.1 Schedule. Convergys shall meet the following schedule with respect to implementation of Release 7.0 and Release 8.0 of the System Software, unless otherwise agreed in a writing signed by a representative of each party who is authorized to amend this Agreement.

         Deliverable                                        Date
         -----------                                        ----

         Release 7.0 in production for TeleCorp             [OMITTED*]

         Release 7.0 in production for Tritel               [OMITTED*]

         Release 8.0 available for testing by               [OMITTED*]
         Client of WLNP and GSM/GPRS
         functionality

         Release 8.0 available for production               [OMITTED*]

Release 8.0 includes a single instance of TDMA and GSM/GPRS.

























* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

6.2 Notice. Whenever there is an actual or potential delay to Convergys' performance under this Agreement, Convergys will immediately notify Client of the delay, the party responsible for the delay and the reasons for the delay.

6.3 [OMITTED*]

6.4 Resources/Meetings. With respect to the final delivery of any Deliverable under any Work Order that is delayed more than ten (10) days, where such delay is not due to the fault of Client or any Client contractor, whether or not such Deliverable is the final Deliverable:

      a) Convergys shall use its best efforts to ensure that the Deliverable is not further delayed and that subsequent Deliverables are not delayed and are completed in accordance with the applicable Work Order schedule; and

























































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

      b) Client may require the Executive Steering Committee to participate in daily meetings to apprise Client of the progress on Deliverables until such time as Convergys is in compliance with the applicable Work Order schedule.

6.5 Other Remedies. Client's rights under this Section 6 are in addition to, and not in lieu of, any other rights of Client under this Agreement, including, without limitation, rights of termination, provided that the amount of any credit received by Client under this Section shall be set off against any final damages award.

7. SERVICE LEVELS

7.1 Service Level Agreement. Convergys shall provide all Services under this Agreement in accordance with Schedule 8, "Service Level Agreement."

7.2 Failure to Perform. In addition to any remedial obligations or penalties set out in the Service Level Agreement, if Convergys fails to meet a Service Level, Convergys shall (i) promptly investigate the underlying cause of the problem;
(ii) prepare and deliver to Client a report identifying the same; (iii) use its best efforts to promptly correct the problem and to meet the Service Levels as soon as practicable, including but not limited to dedicating all necessary resources to the performance of the Services as necessary to meet the Service Levels; and (iv) advise Client of the status of remedial efforts being undertaken with respect to the underlying cause of the problem and communicate with Client on a daily basis or as otherwise agreed with respect to the status of such Service Levels until such time as the Service Levels are met.

7.3 [OMITTED*]

7.4 Measurement and Monitoring Tools. Convergys shall implement necessary measurement and monitoring tools and procedures required to measure and report Convergys' performance of Services against applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels and the applicable provisions set forth in this Agreement, and shall be subject to audit by Client. Convergys shall provide Client, on a monthly basis, a written report stating its compliance and/or non-compliance with the Service Levels and how such compliance or non-compliance was determined.

7.5 Periodic Reviews. Within six (6) months after the Commercial Launch Date, and at least annually thereafter, Client and Convergys shall review the Service Levels and Service Level Credits and may adjust them if appropriate to reflect improved performance capabilities associated with advances in technology and methods and



























* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

evolving industry standards used to perform Services. The parties expect and understand that the Service Levels achieved by Convergys and received by Client should improve over time consistent with the introduction of such technology and methods.

8. PERSONNEL

8.1 Key Convergys Personnel. Client may provide Convergys with direct feedback relating to performance of Key Convergys Personnel, which feedback, if provided, shall be considered by Convergys during its internal employee review and evaluation process, but which shall not obligate Convergys to take any actions with respect to such employee contrary to Convergys' human resource policies or employment laws applicable to such employee.

8.2 Replacement and Qualifications of Convergys Personnel

8.2.1 Replacement. If Client makes a good faith objection to any person fulfilling a Key Convergys Personnel role, Client may request that such person be removed from the provision of Services to Client. Upon receipt of such request, Convergys agrees to use its best efforts to replace such person as soon as possible with a person of suitable ability and equal or better qualifications than the person being replaced. Nothing in this Section 8 gives Client the right to require Convergys to terminate any person's employment or otherwise control any aspect of that person's employment. Convergys shall at all times have and exercise complete and exclusive control over all employees and contractors of Convergys and its subcontractor(s). Such control includes responsibility for directing each such employee's work, evaluation of employee performance and the resolution of all employee complaints and grievances.

8.2.2 Qualifications. The personnel Convergys assigns to perform Services shall be properly trained, experienced and qualified for the Services they are to perform and Convergys will discuss any good faith concerns that Client has with respect to any Convergys personnel and shall take reasonable and appropriate corrective actions in response to such concerns.

8.2.3 General. In addition to Key Convergys Personnel, Convergys shall use an adequate number of qualified individuals with suitable training, experience and skill to perform the Services throughout the Term.

9. MANAGEMENT

9.1 Executive Steering Committee. The parties shall form an "Executive Steering Committee" to facilitate communications between them. The Executive Steering Committee shall consist initially of: (a) for Client, its Chief Information Officer, and two others appointed by the Chief Information Officer; and (b) for Convergys, its President, Communications Solution Group, and a minimum of two others appointed by the President, Communications Solutions Group. The parties may designate other senior management personnel for membership on the Executive Steering Committee from time to time, provided that Client's representatives must include its Chief Information Officer or an executive of equivalent or higher seniority and Convergys' representative must include its President, Communication Solutions Group, or an executive of equivalent or higher seniority. The presiding member of the Executive Steering Committee for either party may designate a representative to attend a meeting on his/her behalf from time to time, provided that such representative is of equal or higher rank in the organization. The Executive Steering Committee shall meet quarterly to (i) review the Reports,
(ii) review Convergys' performance under this Agreement, (iii) review progress on the resolution of issues, (iv) provide, update and maintain a strategic plan for Client's billing systems requirements, and (v) discuss such other matters as appropriate. The meetings will be held in a mutually agreed upon location or via teleconference. Each party will bear the cost of its participation in meetings of the Executive Steering Committee.

9.2 Program Management Team. Convergys will establish a Program Management Team which will consist of the Convergys Program Manager and other Key Convergys Personnel responsible for the day to day operation and delivery of the Services. The Convergys Program Manager will devote his or her full time and effort to managing the Services. The Convergys Program Manager shall be authorized to act as Convergys' primary contact for Client under this Agreement. The Program Management Team will meet with Client's designated personnel at least twice a month to review performance of Services, and will be in contact with Client on a daily basis during the term of the Initial Work Orders until such time as the Outsourced Services are fully transitioned to Convergys. Program Management Team meetings will take place at an agreed upon location, or via teleconference at the mutual agreement of the parties. Each party will bear the cost of its participation in Program Management Team meetings.

9.3 Reports. Convergys shall provide Client with the Atlys(R) Reports in accordance with Attachment 1 to Schedule 1. In addition to the Atlys(R) Reports, Convergys shall issue to Client detailed, comprehensive periodic management reports in accordance with this section ("Reports"). There will be no separate charges to Client for such Reports. Reports will include the following:

9.3.1 Weekly Management Reports:

      a.    Open Items Reports/Review Call
      b.    Project Status Report (Status Calls Held Weekly)
      c. Implementation Issues Report (through completion of the Initial Work Orders and the Work Order for Release 8.0); this report shall include progress against the schedules set out in the Initial Work Orders and the Work Order for Release 8.0.

9.3.2 Monthly Management Reports and Invoices:

      a. Production/Operations Report Summary (Production SLAs). This report shall address all Service objectives and billing system operations, including any changes to the Services and billing system operations. The report shall document Convergys' performance with respect to the Service Levels, specifications and other requirements set forth in this Agreement. Convergys shall deliver this report to Client within ten (10) business days after the end of each month. Deviations from the Service Levels and other performance or delivery requirements, including a plan for corrective action where appropriate, will be addressed according to
      Schedule 7 as needed. In addition, Convergys shall provide Client with such documentation and other information as may reasonably be requested by Client from time to time in order to verify that Convergys' performance of Services is in compliance with the Service Levels and the terms of this Agreement.

      b.    Client Metrics Report (Remaining SLAs not covered in Section 9.3.2
            (a))

      c.    Professional & Consulting Invoice

      d.    Data Processing Invoice

9.3.3 Quarterly Management Reports:

      a.    Quarterly Summary Letter/ Quarterly Management Meeting

9.3.4 Other Reports. From time to time during the Term, Client may request additional management reports and Convergys may charge for the development of such reports on a time and materials basis at the Professional Services Fee rate.

9.4 Meetings. The parties shall participate in a set of regular meetings to be held between representatives of Client and Convergys, including the following:
(i) a weekly meeting among operational personnel representing Client and Convergys to discuss daily performance and planned or anticipated activities and changes that might adversely affect performance; (ii) a bi-monthly meeting of the Program Management Team to review the Reports described above; and (iii) a quarterly meeting of the Executive Steering Committee to review relevant contract and performance issues as described above. Convergys shall prepare and circulate an agenda sufficiently in advance of each meeting to give participants an opportunity to prepare for the meeting and shall incorporate into such agenda items that Client wishes to discuss. At Client's request, Convergys shall prepare and circulate minutes promptly after a meeting. Meetings may be conducted by teleconference upon mutual agreement.

10. USE OF SUBCONTRACTORS

10.1 Right to Subcontract. With respect to any subcontractors that Convergys utilizes to provide any portion of the Services specified in this Section 10.1 specifically for Client, Convergys shall notify Client of the identity of such subcontractor and the scope of the Services that such subcontractor will provide for Client's account. The Services applicable to the previous sentence are production team services, project management services, development and testing. Convergys agrees that it will not subcontract any responsibilities of Key Convergys Personnel, nor will it use any subcontractors to fulfill Key Convergys Personnel roles.

10.2 Responsibility. Convergys is and shall remain responsible for the Services and other Convergys obligations performed by subcontractors to the same extent as if they were performed by Convergys. In addition, Convergys shall not disclose any Confidential Information of Client to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner no less protective than that required of Convergys under this Agreement and the Confidentiality Agreement. With respect to any Confidential Information of Client that Convergys provides to any subcontractor, Convergys agrees to enforce the confidentiality provision in its subcontractor agreements on Client's behalf when requested by Client, or, in the alternative, Convergys agrees to permit Client to enforce such provision directly. If Client expresses any concerns to Convergys about any subcontracted services in good faith, Convergys shall discuss such concerns with Client and work in good faith to resolve Client's concerns on a mutually acceptable basis, including, if reasonably agreed, replacing such subcontractor with a suitably experienced and qualified subcontractor.

11. SOFTWARE

11.1 Convergys Software. The Convergys customer care and billing system used to process Client's data under this Agreement is Atlys(R), the functionality of which is described in Schedule 1 and the User Guides. Except as provided in the following sentence, Atlys(R) is operated by Convergys in a service bureau environment and no licenses, express or implied, are granted by Convergys under this Agreement. Convergys hereby grants Client a non-exclusive, worldwide license during the Term of this Agreement to install the Atlys(R) GUI Client Workstation Application to be provided by Convergys under this Agreement on Client's workstations and to use such application to access the Services provided hereunder. The source code for Atlys(R) as provided in escrow under
Section 11.3 herein includes the source code for the Atlys(R) GUI Client Workstation Application. This license shall terminate upon the expiration or termination of this Agreement for any reason.

11.2 Developed Software. To the extent that any Work Order requires the development of Software by Convergys, such Software shall be developed in accordance with Section 2.3 of Schedule 1.

11.3 Source Code Escrow. Simultaneous with the execution of this Agreement, the parties are executing a source code escrow agreement as set out in Schedule 10 that provides for release of the Source Code to the System Software (excluding Third Party Software) upon the occurrence of any of the following events: (i) cessation of Convergys' business operations generally; or (ii) insolvency or bankruptcy of Convergys or the commencement of any insolvency procedure or proceeding by Convergys or against Convergys which is not dismissed within sixty
(60) days. Upon release of the Source Code, Client shall have the right to copy and use the Source Code solely to maintain the Services to Client or to enable a third party to perform Services for Client, and Client may grant to such third party a non-exclusive right to maintain and modify such Source Code solely for the benefit of Client, provided that such third party agrees to be bound by the confidentiality provisions of this Agreement with respect to the Source Code.

11.4 Third Party Software. Convergys has financial and administrative responsibility during the Term for Convergys provided Third Party Software and related maintenance obligations for all Convergys provided Third Party Software required for performance of the Services and listed on Schedule 11, "Third Party Software." Convergys will manage and administer all licenses for Convergys provided Third Party Software obtained pursuant to this Section, comply with and perform all of Convergys' obligations thereunder, and pay all costs associated therewith. Client shall have financial and administrative responsibility and related maintenance obligations for all Third Party Software licensed to Client.

12. EQUIPMENT

12.1 General. Except as expressly provided otherwise in this Agreement, Convergys shall be responsible for providing all facilities, personnel, equipment, software and other resources necessary to provide the Services and to meet the SLAs. Equipment shall not be operated in excess of the capacity specified in the manufacturer's specifications. Convergys shall use and maintain adequate equipment (where such equipment is under Convergys' control in accordance with this Agreement), including, without limitation, hardware and software resources, to provide the Services in accordance with growth in Client's Subscriber base and the provision by Client of new post-paid PCS voice and data services (including TDMA and GSM/GPRS, UMTS, 3G and EDGE) during the Term. Convergys shall ensure that all equipment is available, and shall upgrade and purchase additional equipment as necessary, to accommodate such growth and changes in and additions to the Services approved hereunder, throughout the Term.

12.2 Client Resources. Unless otherwise specifically agreed in writing, Client shall acquire, at its expense, the personal computers, compatible terminals, modems, data collection units and/or telephone equipment and telephone lines which are specified as Client resources in the process guides described in
Section 4.1 of Schedule 1 or as otherwise set out in Schedule 1, as necessary for accessing Convergys' system or data collection devices ("Client Resources"). The cost of installing, operating, maintaining and removing such equipment will be borne by Client. Convergys agrees to act as an advisor for Client equipment purchases or leases insofar as to supply information both written and oral, as needed, to state whether proposed equipment purchases will work in conjunction with Convergys services and equipment. In the event Convergys installs and maintains the equipment at Client's request and as agreed by the parties in writing, Client agrees to promptly provide and permit reasonable access to such equipment by Convergys personnel and to provide the necessary environment for such equipment; provided that Convergys is responsible for identifying such requirements for such environment.

      CLIENT RESOURCES (IF ANY) ARE PROVIDED TO CONVERGYS BY CLIENT ON AN "AS IS, WHERE IS" BASIS, WITH NO EXPRESS OR IMPLIED WARRANTIES WHATSOEVER. WITHOUT LIMITING THE FOREGOING, THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT (WITH RESPECT TO THIRD PARTY RESOURCES ONLY) AND FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED, ARE EXPRESSLY EXCLUDED.

12.3 Equipment Ownership. Unless otherwise agreed, Convergys shall be responsible for providing, and shall be the owner, lessee or licensee of, all interest in equipment, software, systems or networks necessary to provide the Services, excluding any Client Resources.

12.4 Responsibility for Equipment and Networks. Convergys is responsible for managing and maintaining all equipment and networks used to provide the Services throughout the Term up to the Convergys firewall separating Convergys equipment from any Client Resources. Convergys is also responsible for upgrading such equipment and networks as necessary, including costs, to enable it to meet the high standards and obligations set forth herein. Convergys will use commercially reasonable and diligent efforts to identify and implement efficiencies and increased levels of service.

12.5 Equipment Leases. If Convergys leases any equipment to provide the Services, to the extent permitted by the equipment lease, Convergys shall, upon expiration or termination of this Agreement, assign to Client its rights to purchase such equipment and shall reasonably assist Client in its dealings with the lessor to affect such assignment and purchase.

13. RIGHT OF ACCESS; COOPERATION

13.1 Facilities. Subject to Convergys' security procedures, Convergys shall permit Client reasonable access to its facilities in connection with work hereunder. No charge shall be made for such visits. It is agreed that prior notification will be given when access is requested.

13.2 Releases Void. Convergys shall not require waivers or releases of any personal rights from Client or its representatives in connection with visits to Convergys' premises, and no such releases or waivers shall be pleaded by Convergys or third persons in any action or proceeding.

13.3 Company and Work Rules; Responsibility. Client employees and agents, while on the premises of Convergys, shall comply with all company rules and regulations including, where required by government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned. Convergys employees and agents, while on the premises of Client, shall comply with all company rules and regulations including, where required by government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned.

14. DATA

14.1 Ownership and Use. Client Data shall be and remain the exclusive property of Client. Convergys shall maintain Client Data and ensure its on-line availability to Client for a period of six (6) months from the creation of the Client Data. Thereafter, at Client's option and at a mutually agreed upon cost, Convergys shall convert Client Data to tapes and either store the tapes or send them to Client. Client Data shall not be utilized by Convergys for any purpose other than rendering Services under this Agreement, nor shall Client Data or any part thereof be sold, assigned, leased, or otherwise disposed of to third parties by Convergys or commercially exploited by or on behalf of Convergys, its employees or agents. Convergys shall not possess or assert any lien or other right against Client Data or fail to return Client Data under any circumstances for any reason.

14.2 Data Protection. Convergys shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of Client Data in the possession of Convergys, including but not limited to, in accordance with
Section 15. Client is responsible for initiating and maintaining externally to Convergys' System, backup copies of data that are provided to Convergys as input to the Services provided by Convergys.

14.3 Client Access to Data. Convergys agrees that Client will have full access at all times to all Client Data, in whatever format it exists at the time, stored on the Convergys systems and Convergys shall deliver promptly to Client any or all such Client Data upon Client's request. Access to Client Data may be subject to maintenance and upgrade schedules as set out in this Agreement or the applicable Schedule, provided that Convergys has provided Client with advance notice of such maintenance and upgrade schedules. Access to Client Data will be provided through mutually agreed upon methods that will provide Client access in a timely manner to meet its needs, subject to Section 2.3 of Schedule 4. Convergys shall provide Client with a daily ftp data feed (in accordance with a schedule provided by Client monthly in advance) of Client specified data in "as is" format at no additional charge, excluding any required circuits, which shall be paid for by Client. Client agrees that scheduling of the daily ftp data feed will occur in such a manner as to minimize System Software disruption. Any Client requests to receive the daily ftp data feed other than as scheduled must be agreed upon by Convergys.

14.4 Data Conversion. At any time during the Term, Convergys will assist Client as reasonably necessary, upon Client's request, in the conversion of Client Data to any format which Client may require for internal purposes, on a time and materials basis at the Professional Service Fee rate.

15. DISASTER RECOVERY

As more fully set forth in Section 2.1.9 of Schedule 1 and Schedule 12, "Disaster Recovery Plan," Convergys shall (i) assume responsibility for disaster recovery plans, (ii) implement and manage disaster recovery plans, (iii) maintain such facilities as set out in Schedule 12, (iv) within one hundred eighty (180) days of the Commercial Launch Date, and no more than once every calendar year during the Term, update and test the operability of the disaster recovery plan in effect at that time, (v) upon Client's request, certify to Client that the disaster recovery plans are operational in all material respects, and (vi) upon discovery by Convergys, promptly provide Client with written notice of a disaster and implement the disaster recovery plans upon the occurrence of a disaster. The disaster recovery services outlined in Schedule 12 will be provided at no additional charge to Client.

16. SECURITY

16.1 Requirements. While the Services are being provided by Convergys to Client in Convergys' Data Center, back-up data center, and any other location where there is access to Client Data or Confidential Information or the ability to access the production environment for the Outsourced Services, Convergys shall ensure that its facilities, customer care and billing services environment, system operations and data remain strictly secured against unauthorized access or disclosure and that requisite protections are provided that are satisfactory to Client, in recognition that all said operations and data are highly sensitive and confidential, and that competitive harm to Client, as well as Client's legal liabilities, may foreseeably flow from breaches of said security. Convergys will use reliable, tested technology to perform its obligations under this Section. Convergys shall not relocate the Data Center without the express written consent of Client.

16.2 Objectives. Requisite protection shall consist of a combination of controls to ensure the following: (i) Integrity - the ability to ensure system software, applications, data, hardware configuration, connectivity, and the state-of-privilege settings cannot be altered during storage or transmission;
(ii) Availability - the ability to ensure systems, applications, and data are accessible only by authorized persons when needed; and (iii) Confidentiality - the ability to ensure information is disclosed only to those who have a valid need to use it.

16.3 Data Transition. Client Data residing in Convergys databases assumes many states and resides in many environments prior to final output. With each transition from one state to another, Convergys shall use consistent and continuous procedures to protect the information from unauthorized disclosure. For example, data transmitted over communications lines must be afforded protection at its source, while in transmission, and at its destination, to the extent of Convergys' direct control. Convergys shall use best efforts to ensure that all components/activities involved in processing Client Data residing in Convergys databases shall operate to protect the integrity, availability and confidentiality of the system operations and Client Data.

Complementary security policies and procedures shall be implemented within all relevant portions of the Convergys system.

16.4 Communication. Convergys is responsible for communicating with Client's business security department in the event an external or internal fraudulent activity with respect to the Services or any Client Data is suspected or detected by either Client or Convergys. In the event fraud is suspected or detected, Client and Convergys agree to the following process: Convergys must contact Client and Client's designated security officer to inform them of the activity (whether suspected or actual). The parties will work together in good faith and Convergys will use its best efforts to correct the problem immediately. Material fraud issues will be treated as Severity 1 issues. If Convergys fails to comply with its obligations set forth in this Section 16.4, Client may then terminate this Agreement immediately and without penalty. During any investigation, Convergys must be available to meet with Client's security representatives on a daily basis until the matter has been resolved to Client's satisfaction. Convergys must use best efforts to comply with Client's requests for information regarding an ongoing investigation within a 24-hour period.

16.5 Security Audit. After providing reasonable prior notice to Convergys, Client shall have the right at its own cost to conduct a security audit during normal business hours to ensure compliance with the foregoing security requirements. Client shall use commercially reasonable efforts to minimize any disruption to Convergys' operations during any such audit. Such an audit shall be conducted in accordance with Section 17.

16.6 Service Location. Convergys shall provide the Services to Client from, and shall house the applications, servers and networks used to provide Services to Client in, a secure location in the Data Center. With respect to servers and networks which contain or can provide access to any Client Data or Client Confidential Information, Convergys shall restrict access to such servers and networks to those Convergys personnel who are employed in providing Services to Client under this Agreement.

17. AUDIT

17.1 Audit Rights. Client shall have the right to conduct audits (or appoint a mutually acceptable third party independent auditor to conduct audits) of the Services and related invoicing, facilities, systems, security procedures and records as set forth in this Section for the purpose of auditing Convergys' compliance with the provisions of this Agreement and for audit of revenue and all other records related to this Agreement and the Services. The foregoing audit rights shall include, to the extent applicable to Services, audits of: (i) fees and costs charged to Client for the Services, including pass through expenses and any other costs that are paid by Client on a similar basis, (ii) practices and procedures, (iii) systems and equipment, (iv) general controls and security practices and procedures, (v) disaster recovery and backup procedures,
(vi) efficiency in performing Services, including Service Levels, and (vii) any audits necessary to enable Client to meet applicable regulatory requirements.

17.2 Procedure and Assistance. Audits may be conducted from time to time during the Term and, with respect to fee and cost audits, for a period of two (2) years following the expiration or termination of this Agreement. Audits will be conducted during regular business hours. Convergys shall provide Client or its designees with access to Convergys' staff, records, and supporting documentation as pertains to this Agreement and as may be necessary for Client or its designees to perform such audits. Convergys shall provide such auditors any reasonable assistance that they may require. Such reasonable assistance shall be provided as part of the Services at no additional charge, excluding any extraordinary expenses and out of pocket expenses. Such audits shall be conducted with as minimal disruption as possible to Convergys' operations.

17.3 Record Retention. Convergys shall maintain complete and accurate records of its performance of the Services as well as complete and accurate accounting records, in a form in accordance with generally accepted accounting practices, to substantiate Convergys' performance and charges hereunder. Convergys shall retain such records for a period of two (2) years from the date of expiration or termination of this Agreement.

17.4 Results of Payment Audit. If an audit of any invoiced charges reveals a discrepancy of [OMITTED*] or more, Convergys will pay for the reasonable costs of the audit relating to the invoiced charges. Within thirty (30) days of completion of the audit, Convergys will refund or credit to Client all excess amounts paid, and if such audit reveals a discrepancy of [OMITTED*] or more, interest at the rate of the lesser of [OMITTED*] per annum or the maximum amount permitted by law. In all other cases, Client will pay for the cost of the audit.

17.5 Results of Other Audits. If any audit other than a payment audit reveals a substantial performance failure of Convergys, Convergys will pay for the reasonable costs of the audit. The parties will meet promptly upon completion of the audit to review the audit findings. Any changes to processes or systems suggested by the auditor as a result of the audit will be subject to the mutual agreement of both parties. Charges for agreed changes shall be negotiated by the parties and subject to the Professional Services Fee Rates. With respect to Service Level audits, the obligations of this paragraph shall not relieve Convergys of its obligations under Section 7 herein or any Service Level Agreement.

17.6 Subcontractors. Convergys will use its best efforts to assist Client in obtaining from all subcontractors engaged by Convergys in connection with this Agreement any data or records that may be in such subcontractor's possession and which are needed to complete an audit under this Agreement. Convergys agrees to pass through to Client any audit rights it may have in any subcontracts with subcontractors performing Services, to the extent permitted.




























* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

18. FEES AND CHARGES

18.1 General. Client shall pay to Convergys the charges set forth in Schedule 4, "Charges," for all Services. Except as expressly set forth in this Agreement, Client is not obligated to pay Convergys any amounts other than the charges payable to Convergys under Schedule 4. Consistent with its obligation to provide Services hereunder, Convergys shall use commercially reasonable efforts, including maintaining and enhancing efficient utilization of resources, to minimize charges to and expenses payable by Client.

18.2 Pass-Through Expenses. All pass-through expense categories are listed in
Schedule 4. The parties agree that all pass-through expenses are to be paid by Client to Convergys only in accordance with Schedule 4. Convergys shall provide to Client upon request the original invoice for each such expense, together with a statement that Convergys has reviewed the invoiced charges and determined such charges are proper and valid. Any taxes payable on or incident to pass-through expenses shall be the responsibility of Client.

18.3 Taxes. The parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows.

18.3.1 Each party shall be responsible for (i) personal property taxes on property, including equipment and circuits, it owns or leases; (ii) for franchise and privilege taxes on its business; and (iii) for taxes based on its net or gross income or gross receipts or capital. Gross receipts taxes shall include, without limitation, excise, business, occupation, license, privilege, service, and other similar taxes (a) which are imposed on or measured by the gross volume of a party's business, in terms of gross receipts or in other terms, and in the determination of which the deductions allowed would not cause the tax to be an income tax or value added tax; and (b) which are not, pursuant to law or custom, separately stated from the selling price. Applicable personal property taxes, if any, on existing equipment purchased by or assigned to Convergys shall be prorated between the parties as of the Effective Date for the tax year of the taxing jurisdiction in which each item of existing equipment is located as of the Effective Date of this Agreement.

18.3.2 Convergys shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes and duties payable on any goods or services (collectively, "Sales Taxes") used or consumed by Convergys in providing Services or other work, including taxes imposed on Convergys' acquisition or use of such goods or services, but excluding taxes on pass-through expenses. Any services or Software acquired by Convergys for use by Client shall be purchased exempt for resale where permitted by statute or regulation. If during the course of the performance of the Agreement, Convergys creates or purchases software for Client on which tax could be imposed, Convergys shall, if possible, either obtain or transmit, as appropriate, such Software to Client electronically or separately invoice the Software and the tape, compact disk, or other media to Client.

18.3.3 Each party agrees to fully cooperate with the other to enable each to accurately determine its own tax liability and to minimize such liability to the extent legally permissible. To this end:

(i) Convergys' invoices shall separately state the amounts of any taxes Convergys collects from Client;

(ii) each party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other party; and

(iii) if a tax is assessed on the provision of all or any part of the Services, Software or other work provided to Client, or if a party determines in good faith that such an assessment may be made, the parties shall cooperate in structuring the arrangements between them with respect to the affected items and related invoices so as to exempt the non-taxable portion (if any) of such items from the tax to the extent permitted by law.

18.3.4 Convergys shall promptly notify Client of, and coordinate with Client the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which Client is responsible hereunder. With respect to any claim arising out of a form or return signed by a party to the Agreement, such party shall have the right to elect to control the response to and settlement of the claim, but the other party shall have the right to participate in responses and settlements appropriate to its potential responsibilities or liabilities. Notwithstanding the foregoing, Convergys shall permit Client to control the response to and settlement of any claim which is to be borne 95% or more by Client. Client shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are attributable to taxes paid by Client.

19. INVOICING AND PAYMENT

19.1 Invoicing. Convergys shall invoice Client for the Services on a monthly basis. Convergys shall provide billing detail on invoices as reasonably specified by Client. To the extent a credit may be due Client pursuant to the Agreement, Convergys shall provide Client with an appropriate credit against amounts then due and owing; if no further payments are due Convergys, Convergys shall pay the credit to Client within thirty (30) days. All charges and credits to be made or given in a particular month shall be consolidated into a single invoice. Related charges shall be grouped together in a logical manner to facilitate review and verification by Client. Except as expressly stated to the contrary, periodic charges under the Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

19.2 Payment Due. Subject to other provisions of this Section, each invoice shall be payable within thirty (30) days after the date of the invoice. Any amount due under this

Agreement for which a time for payment is not otherwise specified shall be payable within thirty (30) days after the date of the invoice for such amount from Convergys. Client shall pay a late charge equal to one and one half percent (1.5%) per month of the undisputed portion of any past due invoice until such delinquent invoice is paid.

19.3 Prepaid Amounts. Where Client has prepaid for a service or function for which Convergys is assuming financial responsibility under this Agreement, Convergys shall reimburse Client, upon either party identifying the prepayment, for that portion of such prepaid expense which is attributable to periods on and after the Effective Date. Where Convergys has prepaid for a service or function for which Client or an alternative service provider shall assume financial responsibility following expiration or termination of this Agreement, Client shall reimburse Convergys, upon either party identifying the prepayment, for that portion of such prepaid expense which is attributable to periods on and after expiration or termination of this Agreement.

19.4 Disputed Charges. Client shall pay undisputed charges when such payments are due. Client may withhold payment of particular charges that Client disputes in good faith and in such case, Client shall advise Convergys in writing of the nature of the dispute and the parties shall immediately commence dispute resolution in accordance with the dispute resolution mechanism herein. No interest shall accrue on disputed amounts. No matter what the nature of the dispute, Convergys' obligation to provide Services continues during such dispute, and Convergys and its personnel will continue to use all best efforts to deliver Services in accordance with the terms of the Agreement. Charges must be disputed by Client within one hundred and twenty (120) days of the invoice date or they shall be deemed to be approved by Client, except where charges are disputed as the result of an audit under this Agreement.

20. CONTINUOUS IMPROVEMENT; BENCHMARKING

20.1 Continuous Improvement. Convergys shall use commercially reasonable efforts to cause all aspects of the Services (including performance, quality, comprehensiveness, cost-effectiveness, timeliness and efficiency of the Services) to improve for the benefit of Client. Such improvements shall continue through the Term and performance and scope of Services shall improve over time to reflect improvements in technology and Convergys' processes. Convergys shall research and develop new technology and applications to be used with the Services in the ordinary course of its business operations. Convergys and Client shall meet on a regular basis, but no less than every six (6) months, to discuss Convergys' research and development efforts and the applications thereof for the benefit of Client. Continuous improvement includes an obligation to make available to Client all technologies and billing functionalities that are generally available in the wireless marketplace, including without limitation functionality to support TDMA and GSM/GPRS in a single instance and UMTS. In order to continually improve the quality of the Services to Client, Convergys may propose changes to the Services in accordance with the procedures set out in
Schedule 5.

20.2 Benchmarking. Client may, at its own cost, use benchmarking procedures and may utilize independent third parties acceptable to Convergys to conduct such benchmarking procedures to obtain an objective measurement and industry comparison of the Services and Service Levels throughout the Term. The benchmarking procedures are set out in Schedule 13, "Benchmarking." If the benchmarking process shows Convergys is not competitive with leaders in the industry in any material respect, Convergys will take appropriate remedial actions.

21. CLIENT RESPONSIBILITIES

21.1 Business Requirements. Client shall advise Convergys of the requirements and nature of Client's business, but the parties acknowledge that Client is relying on Convergys' expertise in the subject matter of this Agreement to ensure that the Services meet the stated business requirements of Client.

21.2 Information Requests. Client shall provide timely, complete and accurate information, data, requirements or specifications that it is obligated to provide pursuant to this Agreement and shall not unreasonably interfere with Convergys' performance of its obligations.

22. CONFIDENTIALITY AND NONDISCLOSURE; PUBLICITY

22.1 Confidentiality And Non-Disclosure. Convergys and Client agree that all Confidential Information exchanged under this Agreement shall be subject to the Confidentiality Agreements entered into by the parties effective as of March 13, 2001, and attached hereto as Exhibit A and incorporated herein by this reference (collectively, the "Confidentiality Agreement"). Without limiting the generality of the foregoing, the parties hereby expressly acknowledge and agree that all information that would be considered Confidential Information under the Confidentiality Agreement shall retain such designation. Without limiting any of the terms of the Confidentiality Agreement, Client's "Confidential Information" shall include, but shall not be limited to: (i) Client Data provided to or collected by Convergys or any of its agents either prior to or during the Term of this Agreement, (ii) any and all other information relating to Client's business, operations or Subscribers, (iii) Client's system, software, source code, object code, procedures, drawings, designs, specifications, technology and/or user documentation therefore provided to Convergys or any of its agents during the Term of this Agreement; (ii) technical and business development methods and processes used by Client, and program listings, manuals and documentation related to Client's software and applications; (iii) Client's business information, including but not limited to nonpublic financial information, pricing, customer information or lists and (iv) all other proprietary information relating to Client's business which is provided to Convergys in tangible form during the Term of this Agreement. Except as otherwise expressly set forth in writing, Convergys' "Confidential Information" shall include: (i) Convergys' system, software, source code, object code, procedures, drawings, designs, specifications, technology and/or user documentation therefore provided to Client or any of its agents during the Term of this Agreement; (ii) technical and business development methods and processes used by Convergys, and program listings, manuals and documentation related to Convergys' software and applications; (iii) Convergys business information, including but not limited to nonpublic financial information, pricing, customer information or lists and (iv) all other proprietary information relating to Convergys' Services which are provided to Client in tangible form during the Term of this Agreement. Confidential Information and any copies made by either party are the property of the disclosing party.

22.2 Publicity. Convergys and Client agree to issue two joint press releases announcing the existence and nature of this Agreement. The wording of each press release shall be mutually agreed prior to release, and neither party shall unreasonably withhold its approval. The first press release will be issued at the time of execution of this Agreement, and the second press release will be issued at the time of the Commercial Launch Date. At Client's discretion and with Client's prior written approval, Convergys may (a) include Client in lists of Convergys customers in marketing materials, including the Convergys Web Sites identified with the URLs of www.convergys.com, www.convergys.fr, www.convergys.de, www.convergys.es, and www.convergys.br and any similar site, along with its properly formatted logo as provided by Client, and (b) reference the existence and nature of this Agreement as required in reporting for SEC purposes, including the Convergys annual report, and as otherwise required by law, provided that, any public disclosure required for SEC purposes or as otherwise required by law shall be subject to confidential treatment to the extent permitted by law whenever such treatment is requested by Client and provided further that Client is given an opportunity to comment, if not prohibited by law, whenever it is mentioned in such a disclosure.

23. OWNERSHIP OF INTELLECTUAL PROPERTY

23.1 Pre-Existing Intellectual Property. Each Party shall retain ownership of all right, title and interest in and to any intellectual property it owned or had an interest in prior to the Effective Date of this Agreement or which is developed outside of this Agreement, including, without limitation, all copyright, patent, trademark, service mark and trade secret rights, technical documents, technical data, documentation, and engineering materials (collectively, the "Pre-existing Intellectual Property"). Unless expressly stated herein, nothing in this Agreement shall be deemed to imply a license or transfer of ownership of either party's Pre-existing Intellectual Property to the other party or any third party.

23.2 Work Product. As between Convergys and Client, unless otherwise specified in a Work Order, the Deliverables developed under this Agreement and all intellectual property rights therein shall be owned by Convergys, excluding any Client Data and Client Confidential Information contained in or used to develop such Deliverables. Client hereby assigns and transfers to Convergys all right, title and interest that Client may now or hereafter have in the Deliverables excluding any Client Data or Client Confidential Information. Any software, documentation or other materials developed by or on behalf of Client, (other than by Convergys), including without limitation any interfaces to any System Software or Third Party Software, will be owned by Client.

23.3 Further Acts. Client will take such action (including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents or the giving of testimony) as may be reasonably requested by Convergys to evidence, transfer, vest or confirm Convergys' right, title and interest in the Deliverables.

23.4 Limitation. Notwithstanding any other provision of this Agreement to the contrary, this Section 23 will not obligate Client to assign or offer to assign to Convergys any of Client's rights in Client owned material or Client proprietary materials.

24. WARRANTIES

24.1 Performance Standards. Convergys warrants that the Services provided hereunder will be provided in a professional and workmanlike manner consistent with leading industry standards. Convergys warrants that it has all requisite knowledge, know-how, skill, expertise and experience to perform its obligations in accordance with this Agreement.

24.2 Defects. Convergys warrants that all Services and Deliverables will be free of material errors, defects, malfunctions or omissions and will function in accordance with the applicable functional and technical specifications.

24.3 Releases. Convergys warrants that any Releases which have been approved by Client for implementation will not result in a Convergys caused (i) material delay or interruption of performance of the System Software; or (ii) material loss or corruption of data within the System Software.

24.4 Ownership. Convergys represents and warrants that Convergys owns all right, title and interest in or to, or possesses valid and binding licenses for use of the System Software without infringement of the proprietary rights of any other person, including, without limitation, rights arising from U.S. or foreign patents, copyrights and trade secrets. Client represents and warrants that Client owns all right, title and interest in or to, or possesses valid and binding licenses for Client provided Software without infringement of the proprietary rights of any other person, including, without limitation, rights arising from U.S. or foreign patents, copyrights and trade secrets.

24.5 No Default/Conflict. Convergys and Client each warrants that its signing, delivery and performance of this Agreement shall not constitute a violation of any judgment, order or decree or a material default under any material contract by which it or any of its material assets are bound. Convergys and Client each further warrants that the performance of this Agreement will not conflict with or be hindered by any obligation of Convergys or Client respectively under any other agreement, whether in effect as of the Effective Date or entered into thereafter.

24.6 Authorization. Convergys and Client each warrants that (i) it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and (ii) the signing, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized through requisite corporate action.

24.7 Compliance with Laws. Convergys and Client each warrants that it will comply with all federal, state and local laws, ordinances, rules, regulations and orders with respect to its performance of the Services and/or its obligations under this Agreement, including identifying and procuring required permits, certificates, approvals and inspections. This warranty does not change the parties' obligations under Section 2.5 herein.

24.8 EXCEPT FOR THE WARRANTIES STATED IN THIS AGREEMENT, CONVERGYS DISCLAIMS ALL WARRANTIES WITH REGARD TO THE SERVICES OR PRODUCTS FURNISHED UNDER THIS AGREEMENT, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

25. INDEMNIFICATION AND DEFENSE

25.1 Convergys Indemnity. In addition to and not in lieu of any other remedies provided for herein and under applicable law, Convergys will indemnify, defend and hold Client (and Client's officers, directors, agents, employees, successors and assigns) harmless from all claims, damages, liabilities, losses, costs and expenses (including without limitation attorneys' fees) arising out of or resulting from any third party claim (actual or threatened), action or other proceeding (including any proceeding by any of Convergys' employees, agents or contractors) that is based upon or relates to (i) Convergys' breach of this Agreement or breach of any warranty in this Agreement, (ii) the negligence or willful misconduct of Convergys or any party under direction or control of Convergys, (iii) the damage, loss or destruction of any real property or tangible personal property of Client or injury or death to any persons resulting from the actions or inactions of any employee, agent or subcontractor of Convergys insofar as such damage arises out of or in the course of fulfilling its obligations under this Agreement, (iv) the actual or alleged infringement or misappropriation of any patent, copyright, trademark, trade secret or other proprietary right by all or any portion of the Services or the Deliverables delivered pursuant hereto or the wrongful use of any trade secret or Confidential Information involving all or any portion of the Convergys-owned Services or the Deliverables delivered pursuant hereto, (v) failure to pay any taxes, interest and penalties for which Convergys is responsible, (vi) violation of any law, regulation, rule or order for which Convergys is responsible, and
(vii) failure to pay all contributions, taxes or payments required to be made with respect to its employees or their employment.

25.2 Client Indemnity. In addition to and not in lieu of any other remedies provided for herein and under applicable law, Client will indemnify, defend and hold Convergys (and Convergys' officers, directors, agents, employees, successors and assigns) harmless from all claims, damages, liabilities, losses, costs and expenses (including without limitation attorneys' fees) arising out of or resulting from any third party claim (actual or threatened), action or other proceeding (including any proceeding by any of Client's employees, agents or contractors) that is based upon or relates to (i) Client's breach of this Agreement or breach of any warranty in this Agreement, (ii) the negligence or willful misconduct of Client or any party under direction or control of Client,
(iii) the damage, loss or destruction of any real property or tangible personal property of Convergys or injury or death to any persons resulting from the actions or inactions of any employee, agent or subcontractor of Client insofar as such damage arises out of or in the course of fulfilling its obligations under this Agreement, (iv) the actual or alleged infringement or misappropriation of any patent, copyright, trademark, trade secret or other proprietary right by all or any portion of the Client-owned Client Resources delivered pursuant hereto or the wrongful use of any trade secret or Confidential Information of Convergys involving all or any portion of the Services or the Deliverables delivered pursuant hereto, (v) failure to pay any taxes, interest and penalties for which Client is responsible, (vi) violation of any law, regulation, rule or order for which Client is responsible, and (vii) failure to pay all contributions, taxes or payments required to be made with respect to its employees or their employment.

25.3 Infringement Remedies. If any item used or provided by Convergys to provide Services becomes, or in Convergys' reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, in addition to indemnifying Client as provided in this Section, Convergys shall promptly take the following actions at no charge to Client, and in the listed order of priority: (i) secure the right to continue using the item; or (ii) replace or modify the item to make it non-infringing, provided that any such replacement or modification will not degrade functionality performance or quality of the affected component of the Services.

25.4 Indemnification Procedures. Promptly after receipt by either party of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnified party will seek indemnification, the indemnified party shall notify the other party of such claim in writing. Failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that it can demonstrate harm attributable to such failure. The indemnifying party shall be entitled to have, and shall promptly take, sole control over the defense and settlement of such claim; provided, however, that (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim. If the indemnifying party fails to assume the defense following receipt of a notice of any claim, the indemnified party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnifying party, and the indemnifying party shall promptly reimburse the indemnified party for all such costs and expenses.

26. LIMITATION OF LIABILITY

[OMITTED*], EACH PARTY'S TOTAL LIABILITY FOR LOSS, DAMAGE OR EXPENSE IN CONNECTION WITH OR ARISING FROM THIS AGREEMENT SHALL BE LIMITED TO DIRECT DAMAGES PROVEN NOT TO EXCEED [OMITTED*] PER YEAR AND AN AGGREGATE AMOUNT OF [OMITTED*] DURING THE INITIAL TERM OF THIS AGREEMENT.

[OMITTED*], NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES OF ANY KIND, NOR FOR LOSS OF PROFITS, LOSS OF REVENUE, BUSINESS OR GOODWILL, UNDER OR ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED. [OMITTED*]

ANY AMOUNTS FOR WHICH CONVERGYS IS LIABLE HEREUNDER SHALL BE PROVIDED TO CLIENT, AT CLIENT'S OPTION VIA (i) CERTIFIED CHECK OR WIRE TRANSFER, (ii) CREDIT TO CLIENT DESIGNATED CONVERGYS INVOICE, OR (iii) CONVERGYS CREDIT MEMO.

27. INSURANCE

27.1 Requirements. Convergys shall maintain and keep in force, at its own expense, during the Term hereof, the following insurance coverage:

(i) Workers' Compensation insurance as prescribed by the law of the state in which the work is performed;














































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

(ii) employer's liability insurance with limits of at least Five Hundred Thousand Dollars ($500,000) each occurrence;

(iii) commercial general liability insurance and, if the use of automobiles is required, comprehensive automobile liability insurance, each with limits of at least One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage liability;

(iv) crime insurance covering employee dishonesty and computer fraud coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of Convergys, acting alone or in collusion with others, in a minimum amount of One Million Dollars ($1,000,000) and

(v) umbrella liability coverage in an amount of at least One Million Dollars ($1,000,000) in excess of the insurance coverage designated in subsections (i) through (iii) above.

The policy listed in subsection (iii) above shall be endorsed to name Client as an additional insured, but only with respect to Client's vicarious legal liability caused by Convergys' negligence. In no event shall any of the above insurance be deemed to be a limitation of liability.

27.2 Certificates/Cancellation. The foregoing insurance shall be primary and non-contributing with respect to any other insurance or self insurance which may be maintained by Client. Convergys shall cause its insurers to issue certificates of insurance to Client evidencing that the coverage and policy endorsements required under this Agreement are maintained in force on the Effective Date and each anniversary thereof, and that not less than thirty (30) days written notice shall be given to Client prior to any material modification or cancellation or non-renewal of the polices. The insurers selected by Convergys must have a B+ rating or better from Best's Key rating guide or an equivalent rating service that is acceptable to Client. All liability insurance policies shall be written on an "occurrence" policy form. Convergys shall be responsible for payment of any and all deductibles from insured claims under its policies.

28. TERM AND TERMINATION

28.1 Term. The term of this Agreement will be five (5) years from the Effective Date unless earlier terminated or extended as permitted herein. Client may elect to renew this Agreement by providing Convergys with notice of its intent to renew at least one hundred and twenty (120) days prior to the end of the Term.

28.2 Termination of Work Orders.

28.2.1 Initial Work Orders. Client may terminate the Initial Work Orders if they are not finally accepted pursuant to Section 5.4 or if Convergys fails to meet the deadlines set out in Section 6.1. Convergys shall have an obligation to mitigate all costs as a result of such termination. If Client terminates the Initial Work Orders, then Client shall have the right to terminate this Agreement without penalty or further liability to Convergys, and Convergys shall refund to Client all amounts paid to Convergys through the date of such termination.

28.2.2 Release 8.0. Client may terminate the Work Order implementing Release 8.0 and this Agreement if it is not finally accepted pursuant to Section 5.4 or if Convergys fails to meet the deadlines set out in Section 6.1. Convergys shall have an obligation to mitigate all costs as a result of such termination. If Client desires to terminate this Agreement under this Section 28.2.2, Client will provide written notice to Convergys and Convergys will have sixty (60) days after receipt of such notice to cure. If Convergys has not cured within such sixty (60) day period, Client may immediately terminate this Agreement, notwithstanding any other terms hereof. If Client terminates this Agreement under this Section, Convergys shall refund to Client all amounts paid to Convergys under the Work Order implementing Release 8.0 through the date of such termination.

28.2.3 Other Work Orders. Unless otherwise stated in a Work Order, Client will have the right at any time to terminate, in whole or in part, any Work Order for Professional Services (other than the Initial Work Orders and the Work Order for Release 8.0) upon written notice to Convergys. Convergys shall have an obligation to mitigate all costs as a result of such termination. Client shall be responsible to pay for all costs and expenses due and payable in accordance with Schedule 4 through the effective date of termination of the Work Order.

28.2.4 Effect of Agreement Termination. Termination of this Agreement for any reason shall automatically terminate any pending Work Orders, except as provided pursuant to Schedule14, "Termination Assistance."

28.3 Client Termination of Agreement

28.3.1 Breach. Client may terminate this Agreement if any of the following events of default occur: (i) if Convergys materially fails to perform or comply with this Agreement and such failure is not cured within thirty (30) days (or such longer period as may be agreed to by Client) after written notice to correct such default is received from Client; (ii) if Convergys becomes insolvent or is unable to pay its debts as they mature, or makes an assignment for the benefit of creditors; (iii) if a petition under any foreign, state, or U.S. bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by Convergys; or (iv) if such a petition is filed by any third party, or an application for a receiver of Convergys is made by anyone and such petition or application is not resolved favorably within sixty
(60) days. Notwithstanding anything in this Agreement to the contrary, Client will have the right to terminate this Agreement immediately upon notice to Convergys in the event of any Convergys material breach of (i) its obligations to implement and maintain security as provided in Section 16 if such breach has caused actual harm to Client or disclosure of Client Data or Confidential Information to unauthorized third parties; or (ii) Section 22 (Confidentiality).

28.3.2 [OMITTED*]

28.3.3 Client Change in Control. If, during the Term, Client undergoes a Change in Control with AWS or Triton PCS, Inc., then Client and its successors may terminate this Agreement, subject to payment of the exit fees set out in
Schedule 4. Such exit fees shall not apply if Client is acquired by or succeeded by any other person or entity. Any such acquisition party or successor shall be bound by the terms and conditions of this Agreement for the remainder of the Term of this Agreement.

28.4 Convergys Termination of Agreement. Convergys may terminate this Agreement for non-payment if any such non-payment is not cured within thirty (30) days (or such longer period as may be agreed to by Convergys) after written notice to correct such default is received from Convergys. Convergys shall not terminate this Agreement for non-payment if such payment amount or the Services underlying such payment amount is being disputed in good faith by Client. Convergys will have the right to terminate this Agreement immediately upon notice to Client in the event of any Client material breach of Section 22 if such breach has caused actual harm to Convergys or disclosure of Convergys Confidential Information to unauthorized third parties (Confidentiality).

28.5 Termination Assistance. For a period up to six (6) months following expiration or termination of this Agreement for any reason except nonpayment by Client, except if such payment amount or the Services underlying such payment amount is being disputed in good faith by Client, Convergys shall provide termination assistance to Client to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of Services to Client or its designees. The termination assistance to be provided is defined in Schedule 14, "Termination Assistance."

28.6 Return of Client Confidential Information. Upon the expiration or termination of this Agreement and any transition period, Convergys shall promptly deliver to Client all copies and embodiments, in whatever form, of Client's Confidential Information or, at Client's option, destroy or erase any embodiments of Client's Confidential Information existing in electronic media, including but not limited to, written records, notes, photographs, manuals, notebooks, documentation, and all other materials containing any of Client's Confidential Information, no matter where such material is located and no matter what form the material may be in and, if requested by Client, shall provide Client with written confirmation that all such materials have been returned or have been destroyed.































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

28.7 Return of Convergys Confidential Information. Upon the expiration or termination of this Agreement and any transition period, Client shall promptly deliver to Convergys all copies and embodiments, in whatever form, of Convergys' Confidential Information or, at Convergys' option, destroy or erase any embodiments of Convergys' Confidential Information existing in electronic media, including but not limited to, written records, notes, photographs, manuals, notebooks, documentation, and all other materials containing any of Convergys' Confidential Information, no matter where such material is located and no matter what form the material may be in and, if requested by Convergys, shall provide Convergys with written confirmation that all such materials have been returned or have been destroyed.

28.8 Survival of Rights and Obligations. To the extent applicable, Sections 14.1, 17, 22.1, 23, 25, 26, 28.5, 28.6, 28.7, 28.8 and 31 shall survive expiration or termination of this Agreement.

29. DISPUTE RESOLUTION

29.1 Informal Dispute Resolution Procedure. During the Term and any extension during which Convergys is providing Services to Client, the parties will attempt to settle any claim or controversy among them through consultation and negotiation in good faith and with a spirit of mutual cooperation. If either party believes that attempts to resolve a dispute by the parties have failed, either party may, at any time upon written notice to the other, request that such controversy or claim be referred to the Executive Steering Committee for negotiation and resolution. If such a request is made, the Executive Steering Committee shall meet in person or by telephone within seven (7) days after such request and shall review and attempt to negotiate a mutually acceptable resolution of the controversy or claim in dispute. Any resolution reached under this Section 29.1 will be reduced to writing and signed by the parties. If, after such meeting, such attempt to resolve the dispute has failed, the parties may pursue their available remedies at law or in equity.

29.2 Injunctive Relief. Nothing in this Section 29 is intended to restrict or limit either party's ability to apply at any time to a court of competent jurisdiction for specific performance or injunctive relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof to the extent permitted by applicable law, and each party waives any objection to the availability of such relief.

29.3 Continued Performance. Each party agrees to continue performing its obligations under this Agreement while any dispute is being resolved, informally or otherwise, including litigation, unless and until such obligations are expressly terminated by this Agreement.

30. HIRING OF EMPLOYEES

Convergys agrees that it will not solicit for employment Client's employees who are involved with the work relating to this Agreement for a period of one hundred and eighty

(180) days following termination of the employment of said employee by Client, unless mutually agreed upon in writing. Client agrees that it will not solicit for employment Convergys' employees who are involved with the work relating to this Agreement for a period of one hundred and eighty (180) days following termination of the employment of said employee by Convergys, unless mutually agreed upon in writing. The terms of this Section 30 shall survive the expiration or termination of this Agreement for a period of one hundred and eighty (180) days.

31. GENERAL

31.1 Assignment. Neither party shall assign any right or obligation under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. Any assignment without such written consent shall be void. Notwithstanding the preceding sentence, either party may assign this Agreement, in whole or in part, to an Affiliate upon notice, (provided that the original contracting party remains liable under this Agreement) but without the consent of the other party. Further, either party may assign its rights and obligations under this Agreement to an entity into which it may merge or consolidate or which acquires substantially all of its assets or stock, upon notice, but without the consent of the other party. Any authorized assignment under this Section 31.1shall be binding upon and inure to the benefit of the parties, their respective successors (whether by stock or asset transfer or any change of control by any other means), personal representatives and permitted assigns.

31.2 Force Majeure. For the purposes of this Agreement, the expression "Force Majeure" shall mean any cause affecting the performance by a party of its obligations arising from acts, events, omissions, happenings or non-happenings beyond its reasonable control including (but without limiting the generality thereof) governmental regulations (excluding changes in tax legislation and excluding compliance with law as set out in Section 2.5 above), fire, flood, or any disaster or the unavailability of parts or essential support for third party products worldwide. In the case of Convergys, such cause will only be considered Force Majeure if it is not attributable to a failure by Convergys to provide disaster recovery services as specified in this Agreement or to utilize other operations as a backup where reasonably practicable.

31.2.1 Neither party shall in any circumstances be liable to the other for any loss of any kind whatsoever including but not limited to any damages or abatement of charges whether directly or indirectly caused to or incurred by the other party by reason of any failure or delay in the performance of its obligations hereunder which is due to Force Majeure.

31.2.2 If either of the parties shall become aware of circumstances of Force Majeure which give rise to or which are likely to give rise to any such failure or delay on its part, it shall forthwith notify the other by the most expeditious method then available and shall inform the other of the period which it is estimated that such failure or delay shall continue.

31.2.3 It is expressly agreed that any failure by Convergys to perform or any delay by Convergys in performing its obligations under this Agreement which results from any failure or delay in the performance of its obligations by any person, firm or company with which Convergys shall have entered into any contract, supply arrangement or sub-contract or otherwise, shall be regarded as a failure or delay due to Force Majeure only in the event that that person, firm or company shall itself be prevented from or delayed in complying with its obligations under such contract, supply arrangement or sub-contract or otherwise as a result of circumstances of Force Majeure.

31.2.4 Client shall not be required to pay for Services which were not performed by Convergys during a Force Majeure condition, and shall be entitled to deduct the price of such Services from any payment due hereunder.

31.2.5 If a Force Majeure event occurs, the party injured by the other's inability to perform may elect to: (a) suspend its performance for the duration of the delaying cause, buy or sell elsewhere the items or Services to be bought or sold hereunder during such time; or (b) resume performance once the delaying cause ceases with an option in the injured party to extend the delivery date up to the length of time the contingency endured. Unless such written notice is given within thirty (30) days after such injured party is apprised of the contingency, (b), above, shall be deemed selected. If any Force Majeure event continues for more than sixty (60) days, the party injured by such event may elect to terminate this Agreement without further penalty or liability to the other party, except for any liability which arose prior to the commencement of the Force Majeure event.

31.3 Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of law rules. The parties consent to the jurisdiction of any state court located within a district which encompasses assets of a party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such party.

31.4 Notices. All notices given hereunder will be given in writing, will refer to this Agreement and will be personally delivered, sent by facsimile transmission or by registered or certified mail (return receipt requested) or by hand delivery via a nationally recognized overnight delivery service to the address set forth below. Any party may from time to time change such address by giving the other party notice of such change in accordance with this Section. All notices shall be deemed given as of the day they are received.

If to Client:     TeleCorp PCS, Inc.
                  1010 North Glebe Road
                  Arlington, VA  22201

                  Attn: Thomas H. Sullivan, President

                  Fax:  (703) 236-1104

With a copy to:   Mintz Levin Cohn Ferris Glovksy & Popeo PC
                  One Financial Center
                  Boston, MA 02111

                  Attn: John Pomerance

If to Convergys:  Convergys Information Management Group
                  201 East Fourth Street
                  Cincinnati, Ohio 45202

                  Attn: President of Communications Solutions Group

                  Fax: 513-784-5062

With a copy to:   Legal Department
                  201 East Fourth Street
                  Cincinnati, Ohio 45202

                  Attn: General Counsel
                  Fax:  513-723-7734

31.5 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law (a) all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision hereof, and (c) any court having jurisdiction thereover will have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

31.6 Waiver; Amendment. No delay or failure by any party hereto in exercising or enforcing any of its rights or remedies hereunder, and no course of dealing or performance with respect thereto, will constitute a waiver thereof. The express waiver by a party hereto of any right or remedy in a particular instance will not constitute a waiver thereof in any other instance. All rights and remedies are cumulative and not exclusive of any other rights or remedies. Except as expressly provided in this Agreement, no amendment, waiver or discharge of any provision of this Agreement will be effective unless made in a writing that specifically identifies this Agreement and the provision intended to be amended, waived or discharged and signed by both parties. Each such amendment, waiver or discharge will be effective only in the specific instance and for the specific purpose for which given.

31.7 Section and Paragraph Headings. Section and paragraph headings used throughout this Agreement are for reference and convenience and in no way define, limit or describe the scope or intent of this Agreement or affect its provisions.

31.8 Conflicting Terms. The parties agree that in the event of any conflicting terms or conditions between this Agreement, and any Schedule or Work Order, the order of priority and controlling terms and conditions shall be as follows: MSA, Schedule, Work Order.

31.9 Entire Agreement. This Agreement supersedes any and all prior negotiations, understandings and agreements with respect hereto, and, together with the exhibits and schedules constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

31.10 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties hereto.

31.11 Relationship of Parties. Convergys, in furnishing services to Client hereunder, is acting as an independent contractor, and Convergys has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by Convergys under this Agreement. Convergys is not an agent of Client and has no authority to represent Client as to any matters, except as expressly authorized in this Agreement.

31.12 Third Party Beneficiaries. This Agreement is entered into solely between, and may be enforced only by, Convergys and Client, and shall not be deemed to create any rights in third parties, including suppliers and subscribers of a party, or to create any obligations of a party to any such third parties.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

The parties have executed this Agreement as of the Effective Date first set forth above.

Convergys Information Management            TeleCorp Communications, Inc.
Group Inc.

By:                                         By:

Print Name: Robert J. Marino                Print Name: Thomas H. Sullivan

Title: President                            Title: President

Date:                                       Date:

Tritel Communications, Inc.

By:

Print Name: Thomas H. Sullivan

Title: President

Date:

                      EXHIBIT A: CONFIDENTIALITY AGREEMENT

                             See attached document.

                                   SCHEDULE 1

                                STATEMENT OF WORK

1.0   Scope of Work

Convergys shall furnish to Client Professional Services and Data Processing Services in a service bureau environment using Atlys(R), Convergys' proprietary wireless billing and customer care system. Services include the use of proprietary software furnished and/or owned by Convergys, a Convergys subcontractor or by third party vendors in accordance with and subject to the terms and conditions set forth in this Statement of Work, the Attachments hereto ("SOW") and the Master Services Agreement ("MSA"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the MSA.

2.0   Services to be Performed by Convergys

      2.1.  Data Processing Services

      Unless expressly provided in the Agreement, the Data Processing Services described herein will be provided in consideration of the Data Processing Charges set forth on Schedule 4, with no additional charges to Client.

            2.1.1. Atlys(R) System Functionality

                   Convergys will make available to Client the Atlys(R) functionality listed in Attachment 1 to this SOW.

            2.1.2. [OMITTED*]











































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

            2.1.3. [OMITTED*]

            2.1.4. [OMITTED*]

            2.1.5. [OMITTED*]



































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

            2.1.6. [OMITTED*]

            2.1.7. [OMITTED*]

            2.1.8. [OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

            2.1.9. [OMITTED*]






































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

            2.1.10. [OMITTED*]

      2.2. Professional Services

      [OMITTED*]



































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

2.3. Software Development Services

[OMITTED*]





































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

2.4. Conversion Services

[OMITTED*]




































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

3.0    Proprietary Materials

       [OMITTED*]

4.0    Commitments

       [OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

5.0    Client Responsibilities

       [OMITTED*]





































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

6.0    Hours of Operation

       [OMITTED*]





































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

7.0    Performance Targets

       The parties have agreed to establish and measure the performance of Convergys' products and services, by using the SLAs set forth in Schedule 8 to the MSA.

8.0    Charges

       Charges for Convergys Professional Services and Data Processing Services shall be in accordance with the schedule of charges detailed in Schedule 4 to the MSA.

9.0    Signature

In WITNESS WHEREOF, the parties have duly executed and delivered this Statement of Work.

Convergys Information Management                  TeleCorp Communications, Inc.
Group Inc.

By:                                               By:
   -----------------------------------------         ---------------------------
Name:    Robert J. Marino                         Name:  Thomas H. Sullivan
Title:   President                                Title:  President
Date Signed:                                      Date Signed:
            --------------------------------                  ------------------


Tritel Communications, Inc.

By:
     ---------------------------------------
Name:  Thomas H. Sullivan
Title:  President
Date Signed:
            --------------------------------

                                   SCHEDULE 1

                                  ATTACHMENT 1

                                  ATLYS(R) SOW

                          ATLYS(R) FUNCTIONAL BASELINE

[OMITTED*]































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 1

                                  ATTACHMENT 2

                                  ATLYS(R) SOW

                         ATLYS(R) STANDARD USER TRAINING

[OMITTED*]































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 1

                                  ATTACHMENT 3

                              CREDIT CARD INTERFACE

Upon receipt of written request from Client received no later than September 14, 2001, Convergys will provide Client with a customized interface in support of one-time and recurring credit card payments and debit card payments, in accordance with the specifications provided by Client on or before September 14, 2001, provided, however, that the specifications provided by Client will work within the current functionality of the Atlys graphical user interface. This custom interface will support authorization and settlement for one-time credit card payments, a single pre-authorization and recurring settlement for recurring credit card payments, and settlement for debit card payments. [OMITTED*] The interface will be provided to Client no later than May 5, 2002, unless otherwise mutually agreed by both parties. As used in this Attachment, the term "credit card" includes Master Card, Visa, American Express and Discover.






















































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 1

                                  ATTACHMENT 4

                            ATLYS TAXATION PROCESSING

[OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2

                   IMPLEMENTATION AND CUSTOMIZATION WORK ORDER

1.0   Incorporation

This Implementation and Customization Work Order ("Work Order 001") is made pursuant to the Master Services Agreement dated September 5, 2001 ("Agreement" or "MSA") between Convergys Information Management Group Inc. ("Convergys") and, TeleCorp Communications, Inc. and Tritel Communications, Inc. (collectively "Client"). The Agreement is incorporated herein by reference and the terms and conditions of the Agreement shall apply to all work performed under this Work Order. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the MSA.

2.0   Term

This Work Order is effective as of September 5, 2001, ("Effective Date") and extends until all work has been completed and accepted by Client in accordance with the acceptance terms as defined in the MSA Section 5.

3.0   Scope of Work

Convergys will provide Client with Professional Services associated with the integration, testing, implementation and customization of Atlys(R) for Client.

      3.1. Charges for Implementation and Customization Services shall be in accordance with Schedule 4 of the Agreement.

            3.1.1. Implementation of Release 7.0 as defined in Attachment A to
                   Schedule 1 for TDMA shall be included in the Implementation, Customization and Conversion Fee set forth in Schedule 4 of the Agreement.

            3.1.2. Customization Services described in section 4.3 hereof and defined in Attachment B shall be included in the Implementation, Customization and Conversion Fee set forth in
                   Schedule 4 of the Agreement, unless otherwise provided in Attachment B.

4.0   Services to be Performed by Convergys

      [OMITTED*]





























* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

5.0   Project Milestones

[OMITTED*]

6.0   Deliverables

[OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

7.0   Client Responsibilities

      [OMITTED*]




































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

8.0   Signatures

In WITNESS WHEREOF, the parties, by their authorized representatives, have executed this Work Order as of the date first written above.

Convergys Information Management    TeleCorp Communications, Inc
Group Inc.

By:                                     By:
   --------------------------------        -------------------------------------
Print: Robert J. Marino                 Print: Thomas H. Sullivan
Title: President                        Title: President
Date:                                   Date:
     ------------------------------          -----------------------------------


Tritel Communications, Inc.

By:
   --------------------------------
Print: Thomas H. Sullivan
Title: President
Date:
     ------------------------------

                                   SCHEDULE 2

                                  ATTACHMENT A

                               STANDARD INTERFACES

[OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2

                                  ATTACHMENT B

                                 CUSTOM FEATURES

[OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2

                                  ATTACHMENT C

                               PROJECT MILESTONES

[OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 2

                                  ATTACHMENT D

                          REFERENCE DATA RESPONSIBILITY

[OMITTED*]

































































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 3

                              CONVERSION WORK ORDER

1.0   Incorporation

      This Conversion Work Order ("Work Order 002") is made pursuant to the Master Services Agreement dated September 5, 2001, ("Agreement") between Convergys Information Management Group Inc. ("Convergys") and TeleCorp Communications, Inc. and Tritel Communications, Inc. (collectively "Client"). The Agreement is incorporated herein by reference and the terms and conditions of the Agreement shall apply to all work performed under this Work Order. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the MSA.

2.0   Term

      This Work Order is effective as of September 5, 2001, ("Effective Date") and shall extend until all work has been completed and accepted by TeleCorp in accordance with the acceptance terms as defined in the MSA
      Section 5.

3.0   Scope of Work

      3.1. Convergys will provide Client with Professional Services for the purpose of converting and shall convert all active subscribers at the time of conversion in existing TeleCorp and Tritel markets from current billing and collection systems, BSCS and RSI for TeleCorp and HO for Tritel ("Source Systems") to Atlys(R), Convergys' proprietary wireless billing, collection and customer care system. Existing TeleCorp and Tritel markets are defined in Attachment A.

      3.2. Charges for Conversion Services shall be included in the Implementation, Customization and Conversion Fee set out in Schedule 4 to the Agreement.

4.0   Services to be Performed by Convergys

      Convergys shall provide the Conversion Services in accordance with
      Schedule 2 Attachment C - Project Milestones. Communication between the parties regarding the Conversion Services will be managed in accordance with the Joint Program Management Office.

      4.1.  [OMITTED*]




























* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

5.0   Conversion Deliverables

      [OMITTED*]






6.0   Conversion Project Schedule

      The objective of the conversion process is to identify the data to be converted, the process to do this and the actual conversion in order to minimize the business impact to Client. A detailed project plan will be jointly developed.

      The planning of the conversion process parallels the implementation process.






















































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

      6.1.  Responsibilities of Convergys

            Additional Responsibilities of Convergys can be found in Attachment C - Conversion Team Responsibilities. Schedule 2 Attachment C - Project Milestones provides the timelines for these deliverables.

      6.2.  Responsibilities of the Client

            Additional Responsibilities of Client can be found in Attachment C - Conversion Team Responsibilities.

            [OMITTED*]




























































* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.

      6.3.  Responsibilities of Both Parties

            Additional responsibilities of both parties can be found in Attachment C - Conversion Team Responsibilities.

            Client and Convergys will form a Joint Project Management Office, ("JPMO") which must mutually agree to project affecting changes until the data migration is complete. The JPMO governs items such as the migration strategy, changes to the source system data structures, and the data mapping specifications. Changes may result in delays and additional cost. Schedule 2 Attachment C - Project Milestones provides the timelines for these deliverables. Neither the JPMO nor Convergys may make any changes to the project plan that would add cost or may delay either HO or BSCS conversion without prior written approval of Client's Chief Information Officer.

7.0   Scope Assumptions

      The fees and timeline associated with this Work Order are based on the assumptions as outlined in Attachment B - Client Atlys Conversion Assumption Document. Any alternative to these assumptions may entail changes to the fee structure and/or the committed timeline.

8.0 IN WITNESS WHEREOF, the parties have duly executed and delivered this Work Order as of the date first written above.

          CONVERGYS INFORMATION                       TELECORP
          MANAGEMENT GROUP INC.                       COMMUNICATIONS, INC.

          By:                                         By:
             ---------------------------                 -----------------------

          Name: Robert J. Marino                      Name: Thomas H. Sullivan

          Title: President                            Title: President

          Date Signed:                                Date Signed:
                      ------------------                          --------------


          TRITEL COMMUNICATIONS, INC.

          By:
             ---------------------------

          Name: Thomas. H. Sullivan

          Title: President

          Date Signed:
                      ------------------

                                   SCHEDULE 3

                                  ATTACHMENT A

                           TELECORP AND TRITEL MARKETS

TeleCorp Territory:

      Market                                         BTA Market Designator

I.    From New Orleans MTA

      Baton Rouge, LA                                         32
      Lafayette-New Iberia, LA                                236
      New Orleans, LA                                         320
      Alexandria, LA                                          009
      Houma-Thibodeaux, LA                                    195
      Hammond, LA                                             180

II.   From Dallas-Forth Worth MTA

      Portions of the Monroe, LA BTA:                         304
            Ashley, AR
            Caldwell, LA
            Catahoula, LA

III.  From Houston, MTA

      Beaumont, TX                                            34
      Lake Charles, LA                                        238

IV.   From St. Louis MTA

      Cape Giradeau-Sikeston, MO                              66
      Carbondale-Marion, IL                                   67
      Columbia, MO                                            90
      Jefferson City, MO                                      217
      Kirksville, MO                                          230
      Mount Vernon-Centralia, IL                              308
      Poplar Bluff, MO                                        355

      Quincy, IL-Hannibal, MO                                 367
      Rolla, MO                                               383
      Springfield, MO                                         428
      West Plains, MO                                         470

V.    From Little Rock MTA

      El Dorado-Magnolia-Camden, AR                           125
      Fayetteville-Springdale-Rogers, AR                      140
      Fort Smith, AR                                          153
      Harrison, AR                                            182
      Hot Springs, AR                                         193
      Jonesboro-Paragould, AR                                 219
      Little Rock, AR                                         257
      Pine Bluff, AR                                          348
      Russellville, AR                                        387

VI.   From Memphis-Jackson MTA

      Blytheville, AR                                         49
      Dyersburg-Union City, TN                                120
      Jackson, TN                                             211
      Memphis, TN                                             290

VII.  From Louisville-Lexington-Evansville
      MTA

      Evansville, IN                                          135
      Paducah-Murray-Mayfield, KY                             339

VIII. Portions of the Puerto Rico-U.S. Virgin
      Islands MTA

      San Juan-Arecibo, Humacao                               488
      Mayaguez Aguadilla-Ponce                                489
      U.S. Virgin Islands                                     491

IX.   From Milwaukee MTA

      Milwaukee                                               297
      Appleton-Oshkosh, WI                                    18
      Fond du Lac, WI                                         148
      Green Bay, WI BTA                                       173
      Janesville-Beloit, WI                                   216
      Madison, WI                                             272
      Manitowoc, WI                                           276

      Sheboygan, WI                                           417
      Portions of Marquette, MI                               282
      Escabana, MI                                            132
      Stevens Point-Marshfield, WI                            432
      Portions of the La Crosse, WI-
      Winona, MN                                              234

X.    From Des Moines-Quad City, IA MTA

      Fort Dodge, IA                                          150
      Waterloo-Cedar Falls, IA                                462
      Davenport, IA - Moline, IL                              105
      Dubuque, IA                                             118
      Iowa City, IA                                           205
      Burlington, IA                                          61
      Clinton, IA - Sterling, IL                              86
      Des Moines, IA                                          111
      Marshall Town, IA(3)                                    283
      Mason City, LA(3)                                       285
      Ottumwa, IA(3)                                          337
      Cedar Rapids, IA (4)                                    70
      Sioux City, IA (3)                                      421

Tritel Territory

Market                                              BTA Market Designator

I.    From Atlanta MTA

      Carroll County, GA                                      (1)
      Haralson County, GA                                     (2)
      Opelika-Auburn, AL                                      334
      Chattanooga, TN                                         076
      Cleveland, TN                                           085
      Dalton, GA                                              102
      LaGrange, GA                                            237
      Rome, GA                                                384

II.   From Knoxville MTA

      Knoxville, TN                                           232

III.  From Louisville-Lexington-Evansville MTA

      Louisville, KY                                          263
      Lexington, KY                                           252

      Bowling Green-Glasgow, KY                               052
      Owensboro, KY                                           338
      Corbin, KY                                              098
      Somerset, KY                                            423
      Madisonville, KY                                        273

IV.   From Memphis-Jackson MTA

      Montgomery County, MS                                   (2)
      Jackson, MS                                             210
      Tupelo-Corinth, MS                                      449
      Greenville-Greenwood, MS                                175
      Meridian, MS                                            292
      Columbus-Starkville, MS                                 094
      Natchez, MS                                             315
      Vicksburg, MS                                           455

V.    From Nashville MTA

      Nashville, TN                                           314
      Clarksville, TN-Hopkinsville, KY                        083
      Cookeville, TN                                          096

VI.  From Birmingham MTA

      Anniston, AL                                            017
      Birmingham, AL                                          044
      Decatur, AL                                             108
      Dothan-Enterprise, AL                                   115
      Florence, AL                                            146
      Gladsden, AL                                            158
      Huntsville, AL                                          198
      Montgomery, AL                                          305
      Selma, AL                                               415
      Tuscaloosa, AL                                          450

VII.  From New Orleans MTA

      Biloxi-Gulfport-Pascagoula, MS                          042
      Hattiesburg, MS                                         186
      Laurel, MS                                              246
      McComb-Brookhaven, MS                                   269
      Mobile, AL                                              302

(1)   Carrol County and Haralson County are both located within the Atlanta BTA
      (B024).

(2)   Montgomery County is located within the Memphis BTA (B290).

                                   SCHEDULE 3

                                  ATTACHMENT B

                  TELECORP ATLYS CONVERSION ASSUMPTION DOCUMENT





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     and Exchange Commission.

                                   SCHEDULE 3

                                  ATTACHMENT B

                                    EXHIBIT 1





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

                                   SCHEDULE 3

                                  ATTACHMENT C

                        CONVERSION TEAM RESPONSIBILITIES





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

                                   SCHEDULE 4

                                     CHARGES

Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the MSA.





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     and Exchange Commission.

                                   SCHEDULE 5

                             CHANGE CONTROL PROCESS





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

                                   SCHEDULE 6

                          ATLYS PRODUCT RELEASE PROCESS





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

                                   SCHEDULE 7

                        SCOPE CHANGE AND ISSUE MANAGEMENT

      This document provides for a system of identifying the severity of and the response to and resolution of problems arising from the performance of the Services, and sets forth certain parameters for Convergys maintenance as well as procedures for introducing and processing changes in the scope of the Services.





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     treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 8

                            SERVICE LEVEL AGREEMENTS

Convergys will provide TeleCorp by the tenth (10th) business day of each month the Reports specified in Section 9.3 of the MSA that will detail Convergys' previous month actual performance against the performance metrics and their related targets as detailed in this Schedule.





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     treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 9

                             KEY CONVERGYS PERSONNEL

The following positions are designated as Key Convergys Personnel:

      1.    Program Director
      2.    Program Manager
      3.    Conversion Director
      4.    Conversion Manager
      5.    Implementation Director
      6.    Implementation Manager
      7.    Solution Test Manager

                                   SCHEDULE 11

                              THIRD PARTY SOFTWARE





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     and Exchange Commission.

                                   SCHEDULE 12

                             DISASTER RECOVERY PLAN

Document Definition

This document describes Convergys' disaster recovery approach and plan.

Plan Description

Convergys will provide a cold site disaster recover plan (the "Disaster Recovery Plan" or "DRP") to provide for the continued Services of this Agreement after an initial recovery period as set forth in the Disaster Recovery Plan. Convergys will perform simulated disaster recovery testing on an annual basis. Convergys will keep the Disaster Recovery Plan current and provide updates to Client with each software enhancement release.

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     treatment and such material has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE 13

                                  BENCHMARKING





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

                                   Schedule 14

                             TERMINATION ASSISTANCE

      1. Introduction. Beginning on the delivery of any notice of termination by either party, or six (6) months prior to expiration of the term of the Agreement, regardless of the reason for such expiration or termination (except for termination by Convergys for Client's intentional breach of its confidentiality obligations or non-payment in accordance with the MSA), Convergys will cooperate with Client and provide Client with the assistance described in this Schedule 14 for the length of time denoted in Section 28.5 of the Agreement ("Termination Assistance"). Convergys shall provide Termination Assistance at the Professional Services Fee rate set forth in Schedule 4. The purpose of the Termination Assistance, and Convergys' goal in providing it, is
(i) to enable Client to obtain from another vendor, or provide for itself, services and other work to substitute for or replace those provided by Convergys, and (ii) to minimize any adverse effect of transferring Subscribers to a new provider or providers selected by Client.

      2. Termination Transition Plan. If Client assumes primary responsibility for billing services, Convergys will assist Client in the development of a plan for transition of Subscribers and Client Data from Convergys to Client, which assistance at a minimum will include preparing that portion of the transition plan detailing Convergys' responsibilities, including schedules and resource commitments. If Client designates a third party (the "designee") to assume primary responsibility for the billing services, Convergys will support Client's preparation and implementation of a transition plan by providing the designee with reasonable information necessary to transition Subscribers and Client Data provided that the third party provider executes a nondisclosure agreement acceptable to Convergys agreeing to protect Convergys' Confidential Information.

      3. Other Termination Assistance. If and to the extent that Client and/or a designee (including a third party provider) assumes responsibility for billing services for Client, Convergys will provide Termination Assistance to Client and/or its designee. The Termination Assistance will include:

      (a) Performing the specific Services and obligations listed in Schedule 28-1.

      (b)   Making available equipment in accordance with the MSA.

      (c) Using commercially reasonably efforts to minimize or eliminate any potential transfer fees or taxes that might be incurred as a result of the transition.

      (d) Providing Client and its designee with other information necessary to transition Subscribers and Client Data to the new provider's system subject to an acceptable non disclosure agreement from any third party provider receiving such information.

      (e)   Providing copies of all Client Data on tape.

                                  SCHEDULE 14-1

                    SPECIFIC TERMINATION ASSISTANCE SERVICES


      The specific Termination Assistance to be provided by Convergys under
Schedule 14to this Agreement will include the following:

1)    Pre-Migration Services and other Work

      (a) Provide Client with any Client problem logs from WMS (as defined in Schedule 7) that Client does not already have, reporting back at least two years prior to the effective date of termination or expiration;

      (b) Freeze all discretionary Custom Development, other than modifications necessary to address processing problems;

      (c) Provide and coordinate assistance in notifying Convergys' outside vendors of the procedures to be followed during the turnover phase;

      (d) Assist Client or its designee in the analysis of the space required for data file libraries;

      (e) Provide asset listings for all leased equipment used by Convergys primarily to perform Services for Client;

      (f) Provide reasonable access to Key Personnel who were performing Services; and

      (g)   Provide interim tapes of Client Data, as reasonably requested.

2)    Migration Services and other Work

      (a) Deliver to Client all requested Client Data files and other Client Confidential Information;

      (b) In conjunction with Client or its designee, conduct a rehearsal of the migration prior to cutover as scheduled by Client;

      (c) Deliver content listings of all requested data files to Client or its designee;

      (d) Provide reasonable assistance to Client or its designee in loading the data files including assistance in understanding and interpreting fields for data conversion and transfer;

      (e) Provide all reasonable assistance to Client or its designee with the movement of data from the then existing databases to the new environment;

      (f) Provide reasonable assistance to Client or its designee with the data communications turnover; and

      (g) Provide reasonable assistance to Client or its designee in the execution of parallel testing.

      3.    Post-Migration Services and other Work.

      Convergys shall return to Client, at Client's request, any remaining property of Client in Convergys' possession or under Convergys' control. This shall include any remaining reports, data, materials and other Confidential Information of Client and its customers. At Client's request, Convergys will erase, wipe clean or otherwise destroy any remaining copies of Client system or data files and all other Confidential Information, and provide, at Client's election, an affidavit affirming such action signed by an officer of Convergys.